Exhibit 10.44

366 MADISON, INC.,

LANDLORD

with

SILIPOS, INC.,

TENANT

LEASE

Dated as of April    , 1995

PREMISES :	A portion of the
Sixteenth Floor
366 Madison Avenue
New York, New York

FISCHBEIN • BADILLO • WAGNER • ITZLER

909 Third Avenue

New York, New York 10022

Hugh M. Heller, Esq.

LEASE

Lease dated as of April, 1995, between 366 Madison, Inc., a New York corporation, with offices at c/o The Galbreath Company, L.P., 437 Madison Avenue, New York, New York 10022 (hereinafter called “Landlord”) and Silipos, Inc., a New York corporation, with offices at 366 Madison Avenue, 16th Floor, New York, New York 10017 (hereinafter called “Tenant”).

WHEREAS, Tenant desires that a Lease be made to it of such spaces in Building (as defined in Article 2) for the term, for the rent and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations herein contained;

NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

DEMISE - PREMISES -TERMS

1.01.                                               Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord, that portion of the Building more particularly described in Exhibit D hereto (hereinafter called “the Demised Premises”) for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

l.02.                                               The term of this Lease and the estate hereby granted (hereinafter collectively called the “term of this Lease”), shall commence on the Effective Date of this Lease which shall be deemed to be the date this Lease is fully executed and delivered by both parties, which date of commencing is hereinafter called the “Commencement Date”, and shall end at noon on June 30, 2000, which ending date is hereinafter called the “Expiration Date”, or shall end on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.  The term “Lease Year” shall mean every successive period of twelve (12) calendar months commencing on the Commencement Date.

1.03.                                               Landlord shall in accordance with the foregoing fix the Commencement Date and shall notify Tenant of the date so fixed.  When the Commencement Date has been so determined, the parties shall at Landlord’s request execute a written agreement confirming such date is the Commencement Date as attached hereto as Exhibit E.  Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord.

ARTICLE 2

DEFINITIONS

2.01.                For all purposes of this Lease, and all agreements supplemental hereto, the terms defined in this Section shall have the meanings specified in this Section unless the context otherwise requires:

(a)   “Building” shall mean that certain building, known by street address as 366 Madison Avenue, New York, N.Y., which is located upon the Land, together with the columns,

footings, supports, foundations and other structural members supporting said building, together with all improvements now or hereafter located therein, and all systems, fixtures and other items of property attached or appurtenant to the improvements or used or necessary in the operation thereof;

(b)   “ERIF” (as defined in Article 23) shall mean $8,745.00;

(c)   “include” and “including” shall each be construed as if followed by the phrase “without being limited to”;

(d)   “Land” shall mean all that certain lot, piece or parcel of land, situate, lying and being in the Borough of
Manhattan, City, County and State of New York, located underneath the Building;

(e)   “laws and requirements of public authorities”, and words of like import, shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction of the Land or Building, and the direction of any public officer pursuant to law;

(f)    “mortgage” shall include an indenture of mortgage, a deed of trust to a trustee, a pledge or any other instrument creating a lien on or other security interest in the property in question, and the term “mortgagee” shall include any such trustee and any other holder of rights under a mortgage;

(g)   The “obligations” of this Lease, and words of like import, shall mean the covenants to pay rent and additional rent under this Lease and all of the other covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease;

(h)   “Operating Hours” shall mean the hours between 8:00 AM and 6:00 PM on such Mondays, Tuesdays, Wednesdays, Thursdays and Fridays as do not fall on the days celebrated as New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day or Christmas or on such other days as are celebrated as holidays under the contract between Local 32B-32J of the Building Service Employees Union AFL-CIO and the Real Estate Advisory Board of New York, Inc.;

(i)    “Project” shall mean the Land and the Building;

(j)    “related corporation” shall mean a corporation, individual, partnership, or other business entity, which, directly or indirectly, controls, is controlled by, or is under common control with, another corporation, individual, partnership, or other business entity;

(k)   “repair” and “repairs” shall be deemed to include restoration, replacement and rebuilding;

(l)    “requirements of insurance bodies”, and words of like import, shall mean rules, regulation, orders and other requirements of the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Land, Building or Demised Premises;

(m)  “successor corporation” shall mean a corporation or other business entity into or with which another corporation or other business entity shall be merged or consolidated or to which all or substantially all of the assets of such other corporation or other business entity shall be transferred; and

(n)   “Tenant’s obligations hereunder”, and words of like import, and “Landlord’s obligations hereunder”, and words of like import, shall mean the obligations of this Lease which are to be performed, observed, or kept by Tenant, or by Landlord, as the case may be.  Reference to “performance” of either party’s obligations under this Lease shall be construed as “performance, observance and keeping”.

2.02.                The following additional terms, wherever used in this Lease (unless the context requires otherwise), shall have the respective meanings specified in the Sections of this Lease set forth below after such terms:

“rent”	Section 3.01
“Rent Commencement Date”	3.01
“fixed rent”	3.01
“Taxes”	4.01	(a)
“Base Year for Taxes”		(b)
“Base Tax”		(c)
“Subsequent Tax Year”		(d)
“Tenant’s Proportionate Share”		(e)
“Operation Year”		(f)
“Base Labor Rate”		(g)
“Labor Rate”		(h)
“Labor Factor”		(i)
“Escalation Statement”		(j)
“Payment Dates”	4.02
“Landlord’s and Tenant’s Work”	5.01
“Tenant’s Plans”	5.04
“Lien”	5.07
“Permitted Alterations”	6.04
“Tenant’s Change”	6.04
“Offer Notice”	12.02
“Sublease Profit”	12.06
“Rules and Regulations”	28.02
“Landlord”	29.02
“Consent”	35.01
“Judicial Determination”	35.01
“Demisable Area”	Exhibit D

2.03.                The Article headings in this Lease and the Index annexed to this Lease are inserted only as a matter of convenience, and are not to be given any effect whatsoever in construing this Lease.  All references in this Lease to number “Articles”, numbered “Sections” and lettered “Exhibits” are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

ARTICLE 3

RENT

3.01.               Subject to Section 5.02, the rent reserved under this Lease (hereafter called the “rent”), for the term hereof, shall, with respect to that portion of the Demised Premises known as Suite 1616, commence on May 1, 1995 and with respect to the balance of the Demised Premises commence 60 days after “substantial completion” of that part of Tenant’s Work for which Tenant is receiving Landlord’s Contribution, as so marked on Exhibit A.  “Substantial completion” shall be certified to by Tenant’s contractor, but in all events rent as to the balance of the Demised Premises shall commence 120 days from the Commencement Date.  The aforesaid dates are hereinafter collectively called the “Rent Commencement Date” and rent shall be and shall consist of:

(a)      an annual fixed rent (hereinafter called the “fixed rent”) at the rate of

Year	Per Annum	Per Month

1-2	$81,885.00	$6,823.75

3-to the end of the Lease Term	$85,065.00	$7,088.75

which fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease (except as stated below); commencing on the Rent Commencement Date and each and every month thereafter; plus

(b)     such other sums of money as shall become due and payable as additional rent hereunder, which additional rent shall be payable as hereinafter provided, all to be paid to Landlord, at its principal place of business as specified on the first page of this Lease, or such other place in the City of New York as Landlord may designate, in lawful money of the United States of America, subject, however, to increase, decrease or abatement as expressly provided in this Lease.

3.02.             Tenant has, simultaneously with execution and delivery of this Lease, paid to Landlord an amount equal to the base fixed rent for one month. If the Rent Commencement Date is other than the first day of a calendar month, the first monthly installment of fixed rent, prorated to the end of said calendar month, shall be payable on the Rent Commencement Date and the payment made by Tenant upon execution and delivery of this Lease shall be applied to the second monthly installment of fixed rent.

3.03.             Tenant covenants and agrees promptly to pay the rent and other charges herein reserved as and when the same shall become due and payable, without notice or demand therefor and without deduction, set off or counterclaim with respect thereto.

3.04.             Landlord may furnish to Tenant monthly invoices of the fixed rent which shall be due and payable under this Lease, and shall endeavor to give prompt notice to Tenant of all other items of additional rent due and payable under this Lease; provided, however, that failure to furnish said invoices on a timely basis shall not relieve Tenant of its obligations hereunder.

3.05.             The parties acknowledge that Tenant, for the months of February, March and April 1995, has occupied a portion of the Demised Premises, to wit: Suite 1616 and has heretofore paid to Landlord the sum of $8,238,99 as and for use and occupancy therefor.

ARTICLE 4

ADJUSTMENT OF RENT FOR CHANGES

IN REAL ESTATE TAXES AND WAGE RATES

4.01.             As used herein:

(a)      “Taxes” shall mean all real estate taxes and assessments levied, assessed, confirmed, imposed, or which become a lien against the Project, but such term shall not include any income, franchise, transfer, inheritance, capital stock or other tax unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Tax, in which event such income, franchise, transfer, inheritance, capital stock or other tax (whether or not directly levied, assessed, confirmed, imposed, or which became a lien, against the project) shall be deemed to be included in the term “Taxes”;

(b)     “Base Year for Taxes” shall mean the calendar year commencing January 1, 1995;

(c)      “Base Tax” shall mean the Taxes payable for the Base Year for Taxes as finally determined if contested, consisting of the taxes payable for the 1995/96 fiscal tax year of The City of New York;

(d)     “Subsequent Tax Year” shall mean a fiscal year for Taxes which shall commence after the termination of the Base Year for Taxes;

(e)      “Tenant’s Proportionate Share” shall mean 3.33%;

(f)      “Operation Year” shall mean any period of twelve months, commencing on January 1, any portion of which occurs during the term of this Lease;

(g)     “Base Labor Rate” shall mean the Labor Rate in effect on January 1, 1995;

(h)     “Labor Rate” shall mean (a) the minimum regular hourly wage rate, prescribed for Porters (as hereinafter defined) of office buildings in the same category as the Building, pursuant to any agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 32B-32J of the Building Service Employees International Union, AFL-CIO (or any successor thereto) covering the wage rates for Porters in such buildings (“Agreement”), or (b) if, at any time during the term of this Lease, regular employment of Porters occurs on days or during hours when overtime or other premium pay rates are in effect pursuant to the Agreement, the average hourly wage rate, for the hours in a calendar week during which Porters are regularly employed (e.g., if, pursuant to the Agreement, the regular weekly employment of Porters is for forty hours, at a regular hourly wage rate of $9.00 for the first thirty hours and an overtime hourly wage rate of $12.00 for the remaining ten hours, the regular wage rate for the applicable period shall be the weekly wage rate of $390.00 divided by the number of regular hours of employment, to wit, forty, or $9.75), or (c) if, at any time during the term of this Lease, no Agreement exists, the minimum regular hourly wage rate, actually payable to Porters by Owner or the contractor performing cleaning services in the Building, or, if no Porters are employed at the Building, such rate for Porters employed at office buildings having a gross area comparable to the Building. If length of service is applicable in determining the Rate, then such determination shall be made on the basis of a minimum of five years of service. The Rate shall not include so-called “fringe benefits” such as, pensions, vacations, Social Security, unemployment, and workers’ compensation insurance, withholding taxes and health and liability insurance;

(i)       “Labor Factor” shall mean 3180; and

(j)       “Escalation Statement” shall mean a statement in writing signed by Landlord or its agent, setting forth the amount payable by Tenant for a specified Subsequent Tax Year or Operation Year (as the case may be) pursuant to this Article 4.

4.02.               If the Taxes for any Subsequent Tax Year shall be greater than the Base Tax, then Tenant shall pay to Landlord as additional rent for the Demised Premises for such Tax Year an amount equal to Tenant’s Proportionate Share of such excess. After the Taxes for a Subsequent Tax Year have been determined, Landlord shall furnish Tenant with an Escalation Statement, accompanied by copies of the relevant tax bills, which shall set forth the dates on which Landlord is obligated under law to pay the Taxes in respect of such Subsequent Tax Year (the “Payment Dates”), with the percentage of such Taxes so payable on each such Payment Date. Tenant shall pay to Landlord, on each Payment Date, the same percentage of Tenant’s Proportionate Share of Taxes in excess of the Base Tax for the current Subsequent Tax Year as the percentage of Taxes for such Subsequent Tax Year payable by Landlord on such payment Date. In no event shall Tenant be obligated to make any payment of Tenant’s Proportionate Share of such excess sooner than ten (10) days after receipt by Tenant of the relevant Escalation Statement.

4.03.               If the Labor Rate for any Operation Year shall be greater than the Base Labor Rate, then Tenant shall pay to Landlord as additional rent for the Demised Premises for such Operation Year an amount equal to the product obtained by multiplying the Labor Factor by 1.00 times the number of cents (including any fraction of a cent) by which the Labor Rate for such Operation Year exceeds the Base Labor Rate. Any adjustment payable by reason of the provisions of the preceding sentence shall commence as of the first day of the relevant Operation Year and, after Landlord shall furnish Tenant with an Escalation Statement relating to such Operation Year, all monthly installments of rent shall reflect one-twelfth of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the terms of this Article 4, provided, however that if said Escalation Statement is furnished to Tenant after the commencement of such Operation Year, there shall be promptly paid by Tenant to Landlord or vice versa, as the case may be, an amount equal to the portion of such adjustment allocable to the part of such Operation Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant.

4.04.               In the event that the Commencement Date shall occur other than on the first day of a Subsequent Tax Year or an Operation Year or the Expiration Date shall be a day other than the last day of a subsequent Tax Year or an Operation Year (as the case may be) the amounts payable pursuant to Sections 4.02 and 4.03 shall be prorated.

4.05.               Payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.  Landlord shall, upon request by Tenant, furnish Tenant with sufficient detail respecting the figures contained in any Escalation Statement to enable Tenant to verify the accuracy of such figures.

4.06.               In case the Taxes for any Subsequent Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant’s Proportionate Share of any excess thereof in respect of such Tax Year pursuant to Section 4.02, Landlord shall refund to Tenant Tenant’s Proportionate Share of such Taxes received by Landlord (after deduction of expenses, including counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such refund of Taxes).

ARTICLE 5

PREPARATION FOR TENANT’S OCCUPANCY

5.01.               Landlord agrees to deliver the Demised Premises to Tenant on the Commencement Date in its then “As Is” condition.  Notwithstanding the foregoing, Tenant shall perform or cause to be performed all work as set forth in Exhibit A and all other work required to prepare the Demised Premises for Tenant’s occupancy is herein called “Tenant’s Work”. Tenant agrees (i) to accept the Demised Premises in the condition specified in this Section 5.01; and (ii) that Landlord shall have no obligation of any nature whatsoever with respect to preparation of the Demised Premises for Tenant’s occupancy, except for the payment of “Landlord’s Contribution” as such term is defined in Exhibit A.

5.02.               Delivery of possession of the Demised Premises to the Tenant shall be deemed to be the Commencement Date hereof.  If Landlord is unable to deliver possession of the Demised Premises to Tenant on the Commencement Date in the condition specified herein for any reason, Landlord shall have no liability to Tenant by reason thereof, nor Shall this Lease be affected thereby.

5.03.               Except as otherwise provided in Exhibit A, all Landlord’s Work is to be done at the expense of Landlord and all Tenant’s Work is to be done at the expense of Tenant. Any items to be installed in the Demised Premises by Tenant are to be in accordance with plans and specifications prepared by architects, in conjunction with Building engineers. All architectural and engineering work necessary for the preparation of Tenant’s plans shall be performed at the expense of Landlord.

5.04.               All Tenant’s Work required by Tenant’s Plans shall be such that it can be performed with the least possible disturbance to the other tenants and occupants of the Building, and included in the expense of performing such Tenant’s Work shall be the expense of restoring all parts of the Building which may be affected thereby to as good order and condition as was the case prior to the performance of such Tenant’s Work. All such Tenant’s Work shall comply with all the covenants, agreements, terms, provisions and conditions of this Lease.

5.05.               Tenant in performing Tenant’s Work shall, at its own cost and expense, comply with all applicable laws and requirements of public authorities and requirements of insurance bodies related to, or arising out of performance of, such Tenant’s Work, whether ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, and will not call upon the Landlord for any expenses connected therewith, and will reimburse Landlord for any expenses incurred on account of failure by Tenant to comply with any laws or requirements of public authorities or requirements of insurance bodies, whether involving structural changes or not. Tenant shall promptly pay and discharge all costs and expenses of such Tenant’s Work, and shall not do or fail to do any act which shall or may render the Building or any part thereof or the premises or any part thereof liable to any mechanic’s lien or other lien or security agreement or charge or chattel mortgage or conditional bill of sale or title retention agreement (hereinafter collectively called “Lien”), and if any such Lien be filed against the Building or any part thereof, or the Demised Premises or any part thereof, or against such Tenant’s Work or any part thereof, Tenant will, at Tenant’s own cost and expense, within thirty (30) days after the filing of any such Lien and notice of such filing to Tenant by Landlord or otherwise, promptly take and prosecute all necessary proceedings to cause the same to be removed of record or, in default thereof, Landlord may cause any such Lien to be removed of record by payment or bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all reasonable costs and expenses incidental to the removal of any such Lien incurred by Landlord. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of any Tenant’s Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any matter or thing connected with any Tenant’s Work as a result of any act or omission of Tenant or its officers, directors, employees, agents, contractors or others acting at the direction or on behalf of Tenant. At any and all times during the period of such Tenant’s Work, Landlord shall be entitled to have a representative or representatives on the site to inspect such Tenant’s Work, and such representative or representatives shall have free and unrestricted access to any and every part of the Demised Premises.  Tenant shall deliver or cause to be delivered to Landlord such instrument or instruments in writing as Landlord may reasonably require or deem necessary to carry into effect the intended purpose of this Section. Tenant shall, at Tenant’s cost and expense, cause each and every contractor of Tenant’s selection to maintain and keep in force, for the benefit of Landlord, until such Tenant’s Work is completed. Owner’s Protective Liability and property damage insurance with limits of at least $1,000,000 for injuries to any one person, $3,000,000 for injuries arising out of any one incident, and $1,000,000 property damage, together with worker’s compensation and employer’s liability insurance coverage as required by law and prior to commencement of Tenant’s Work, Tenant shall furnish Landlord evidence of said policy in form and substance reasonably satisfactory to Landlord.

5.06.               Landlord shall make available to Tenant during the performance of Tenant’s Work such electrical energy Tenant may require for temporary lighting and power and Tenant shall pay Landlord’s reasonable charges therefor.

5.07.              Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors and/or labor, and/or materials if the use of such contractors and/or labor and/or materials would or will create any labor dispute or other disruption with other contractors and/or labor and/or materials engaged by Tenant or Landlord or others in the construction, maintenance, and/or operation of the Building or any part thereof.

ARTICLE 6

REPAIRS; ALTERATIONS; FIXTURES

6.01.               Landlord, at its expense, shall keep and maintain the Building, and its fixtures, appurtenances, systems and facilities, and the sidewalks and plazas adjoining the Building, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is expressly responsible pursuant to any other provisions of this Lease. Notwithstanding the foregoing, Landlord shall have no obligation to make repairs in the Demised Premises to any floors, hardware, electrical switches, electrical or telephone outlets or lighting fixtures required as a result of wear and tear, nor shall Landlord be required to make any repairs to (i) any item of Tenant’s Work, or (ii) any Tenant’s Change.

6.02.               Tenant shall take good care of the Demised Premises, the fixtures, equipment and appurtenances therein, and Tenant shall, at Tenant’s own expense, make all repairs to the Demised Premises and its fixtures, appurtenances and equipment (other than those occasioned by ordinary wear and tear) which are not required to be made by Landlord pursuant to Section 6.01 and shall be responsible for the cost of all repairs to the Demised Premises and the Building when necessitated toy Tenant’s moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or necessitated by the carelessness, omission, misuse, neglect or improper conduct of Tenant, its servants, employees, agents, visitors or licensees. All of said repairs and any restorations or replacements required in connection therewith shall be of quality and class at least equal to the original work or installations and shall be done in a good and workmanlike manner to the reasonable satisfaction of Landlord.

6.03.               Tenant shall not store or place any materials of whatsoever kind or nature or any obstructions in the lobby, passageways, stairs, on the sidewalks or plaza abutting the Building or in any public portions of the Building.

6.04.               (a)  Except for “Permitted Alterations” (as defined below), after the performance of Tenant’s Work Tenant shall make no further alterations, installations, additions or improvements in or to the Demised Premises or any alteration to the structural, electrical, plumbing or HVAC systems of the Building or any part thereof or to other Building apparatus of other or like nature, without Landlord’s prior written consent and then only by contractors or mechanics approved in writing by Landlord, such consent and approval not to be unreasonably withheld or delayed. (Any alteration, installation, addition or improvement added in or to the Demised Premises or a Building mechanical system after the performance of Tenant’s Work, whether a Permitted Alteration or not, made by Tenant is hereinafter called a “Tenant’s Change”.) Landlord may condition Landlord’s approval with respect to any Tenant’s Change of the kind described in the last sentence of Section 5.05 on Tenant’s agreement to remove such Tenant’s Change and restore the portions of the Demised Premises affected thereby to its condition prior to the making of such Tenant’s Change. The following shall be deemed to be “Permitted Alterations” and shall not require Landlord’s prior written consent:

(i)                Erection, demolition or alteration of non-load bearing partitions and hung ceilings;

(ii)               Alterations or additions to the electrical system in the Demised Premises provided that the aggregate load carried by such system is not thereby increased and, also, that no portion of the Building outside of the Demised Premises is thereby affected; and

(iii)              Alterations in the air-conditioning duct work serving the interior of the Demised Premises provided that no portion of the Building outside of the Demised Premises is thereby affected.

(b)   Tenant’s Changes shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate and in full compliance with all laws and requirements of governmental authorities and requirements of insurance bodies. All Tenant’s Changes (except to the extent altered or removed in connection with a subsequent Tenant’s Change) shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term or renewal term, or prior expiration thereof, as the case may be. Prior to commencing any Tenant’s Change, Tenant shall submit to Landlord for Landlord’s information and/or consent, if required hereunder, a plan or plans showing the proposed Tenant’s Change. Promptly following completion of such Tenant’s Change, Tenant shall furnish Landlord with an “As-Built” plan showing such Tenant’s Change; provided however, that to the extent such Tenant’s Change constitutes Permitted Alterations or other work of a merely cosmetic, non-structural nature, Tenant shall be permitted to furnish to Landlord final construction drawings with field annotations thereon in lieu of said “As-Built” plans.

(c)   Anything to the contrary in this Lease notwithstanding, Tenant shall be responsible for all repairs and maintenance of any kind or nature to the Building, its systems and the Demised Premises required by any Tenant’s Change. If any mechanic’s lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, it shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law or payment or otherwise. Landlord shall not be liable for any failure of any Building facilities or services including but not limited to the air-conditioning and ventilating equipment in the Demised Premises installed by Landlord caused by Tenant’s Changes and Tenant shall correct any such faulty installation. Upon Tenant’s failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor. Tenant shall keep full and accurate records of the cost of any Tenant’s Changes in and to the Demised Premises made by Tenant and shall, if requested by Landlord, make the same available to Landlord for use in connection with any proceeding to review the assessed valuation of the Building or any proceedings to acquire the Land and Building for public or quasi-public use.

(d)   Any of Tenant’s personal property, which shall remain in the Demised Premises following the expiration of the term, or any earlier termination of this Lease, and the removal of Tenant from the Demised Premises may, at the option of the Landlord be deemed to have been abandoned and either may be retained by Landlord as its property or be disposed of at Tenant’s expense or at Landlord’s option may be disposed of without accountability in such manner as Landlord may see fit. In the event of Tenant’s failure to remove any of such property, if Landlord shall cause such property to be removed then any damage caused by the removal thereof and any other damage to the Demised Premises caused by the removal of such property from the Demised Premises may be repaired at Tenant’s cost and expense and Tenant shall pay to Landlord upon demand all such costs and expenses.

(e)   The provisions of this Section 6.04 shall survive the expiration or termination of this Lease.

6.05.                    Prior to commencing any Tenant’s Change pursuant to the provisions of Section 6.04, Tenant shall furnish to Landlord:

(i)             Copies of all governmental permits and authorizations which may be required in connection with such work.  The parties acknowledge that no permits are required for the work required under Exhibit A.

(ii)            A Certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured worker’s compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or the Building and

(iii)           Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 9.03) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

ARTICLE 7

FLOOR LOAD; ODORS; NOISE

7.01.                    Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law. All business machines and equipment and all other mechanical equipment installed and used by Tenant in the Demised Premises shall be properly shielded and be so placed, equipped, installed and maintained by Tenant at Tenant’s own cost and expense in settings of cork, rubber or spring-type vibration-eliminators or in such other manner as Landlord may reasonably direct so as to be sufficient to eliminate the transmission of noise, vibration or electrical or other interference from the Demised Premises to any other area of the Building. Tenant shall not permit any odors created in the Demised Premises to seep into any other part of the Building.

7.02.                    Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord’s written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and all such work shall be done in full compliance with all applicable laws and requirements of public authorities. All such movements shall be made during hours which will not interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired at Tenant’s expense.

ARTICLE 8

LAWS, ORDINANCES, REQUIREMENTS
OF PUBLIC AUTHORITIES

8.01.               Landlord covenants and agrees that, at the Commencement Date, (i) the Certificate of Occupancy issued for the Building will permit the activities specified in Section 9.01 to be conducted in the respective portions of the Demised Premises designed, finished and equipped for such activity, and (ii) there shall be no violations which will interfere with Tenant’s use and occupancy of the Demised Premises or prohibit performance of Landlord’s Work or Tenant’s Work.

8.02.               Tenant shall, at its expense, comply with all laws and requirements of public authorities, and requirements of insurance bodies which shall, with respect to the Demised Premises or the occupancy, use or manner of use of the Demised Premises or to any abatement of nuisance caused by Tenant, impose any violation, order or duty upon Landlord or Tenant arising from Tenant’s particular use or manner of use of the Demised Premises or any installations made therein by or at Tenant’s request or required by reason of a breach of any of Tenant’s covenants or agreements hereunder. Landlord shall, at its expense, rectify or contest by appropriate proceedings all laws and requirements of public authorities and requirements of insurance bodies applicable to the Building or the Demised Premises which are not the responsibility of Tenant pursuant to the foregoing sentence.

8.03.               If Tenant receives notice of any violation of any law or requirement of public authority or requirement of insurance bodies applicable to the Demised Premises, it shall give prompt notice thereof to Landlord. Tenant may, at its expense, contest the validity of any such law or requirement of public authority or requirement of insurance bodies and may defer compliance therewith provided that (i) Landlord is not thereby subjected to criminal prosecution and (ii) no unsafe or hazardous condition remains unremedied. Tenant hereby agrees to indemnify and save Landlord harmless against any loss or liability arising out of any such deferral of compliance. Landlord agrees to execute any document reasonably required by Tenant in order to permit Tenant to effectively carry on any such contest.

8.04.               Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

ARTICLE 9

USE

9.01.               Except as otherwise provided under Section 12.07, Tenant shall use and occupy the Demised Premises for its executive and general offices only, and for no other purpose.

9.02.               Tenant may, in addition to using the Demised Premises for the purposes permitted by Section 9.01, also use portions of the Demised Premises for the installation, maintenance and operation in the Demised Premises of (i) electronic data processing equipment and business machines, and (ii) duplicating equipment, and (iii) “Dwyer” kitchen unit, in each case used for purposes incidental to the business of Tenant.

9.03.               Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises which would in any way (i) violate any law or requirement of public authorities or requirement of insurance bodies, (ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operation of the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the Building or (vi) affect in any adverse way any portion of the interior of the Building other than the Demised Premises.

9.04.               The use of the Demised Premises for the purposes specified in Section 9.01 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for

(a)     sale at retail of any products or materials;

(b)     the conduct of a public auction of any kind;

(c)     the conduct of a bank, trust company, savings bank, safe deposit, savings and loan association or bank or any branches of any of the foregoing or a loan company business (except for the conduct of a credit union or benefit plan for Tenant’s employees);

(d)     the issuance and sale of traveler’s checks, foreign drafts, letters of credit, foreign exchange or domestic money orders or the receipt of money for transmission;

(e)     an employment agency;

(f)      product display activities, such as those of a manufacturer’s representative;

(g)     offices or agencies of a foreign government or political subdivisions thereof;

(h)     offices of any governmental bureau or agency of the United States or any state or political subdivision thereof;

(i)      offices of any public utility company, other than corporate, executive or legal staff offices;

(j)      data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant’s business;

(k)     health care professionals;

(l)      schools or other training or educational uses (other than those which are strictly ancillary to the Tenant’s business, such as training of Tenant’s personnel to be employed in the Building);

(m)    clerical support concerns rendering clerical support services primarily to others than Tenant or performing functions other than those which are strictly ancillary to Tenant’s business;

(n)    reservation centers for airlines or for travel agencies;

(o)    broadcasting centers for communications firms, such as radio and television stations; and

(p)    any other use or purpose which, in the reasonable judgment of Landlord, is not in keeping with the character and dignity of the Building.

ARTICLE 10

INSURANCE

10.01.             Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Demised Premises, which in case of any of the foregoing, (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the property of Landlord, in amounts reasonably satisfactory to Landlord.

10.02.             (a)  If, because of anything done, caused or permitted to be done or omitted by Tenant, the rate of liability, fire, boiler, sprinkler, water damages or other insurance (with all extended coverage) on the Building or on the property and equipment of Landlord or any other tenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for the additional insurance premiums thereafter paid by Landlord or by the other tenants in the Building which shall have been charged because of the aforesaid reasons. Tenant shall make the reimbursement on the first day of the month following such payment by Landlord or such other tenants or subtenants, upon production of a receipted premium invoice and other evidence required hereunder.

(b)   If, because of anything done, caused or permitted to be done or omitted by Landlord, not the responsibility of Tenant pursuant to Section 10.01 at subsection (a) of this Section, the rate of any insurance coverage carried by Tenant as required by this Lease shall be higher than it otherwise would be, Landlord shall reimburse Tenant for the additional premium for such insurance thereafter paid by Tenant which shall have been charged because of the aforesaid reason. Landlord shall make such reimbursement not later than the first day of the month following such payment by Tenant, upon production of a receipted premium invoice and other evidence required hereunder.

(c)   In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for said Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

10.03.             Tenant at Tenant’s own cost and expense shall maintain insurance protecting and indemnifying Landlord, and Landlord’s agents, employees and contractors against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Demised Premises or the public portions of the Building as a result of any act, neglect or omission of Tenant, its employees, agents, contractors, customers and invitees; such insurance to afford minimum protection during the terms of this Lease, of not less than $2,000,000 in respect of bodily injury or death to any one person or in respect of any one occurrence or accident, and not less than $500,000 for property damage.

All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other locations); shall be issued by insurers of recognized responsibility reasonably acceptable to Landlord; and shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days’ prior written notice to Landlord. On or before the date when Tenant shall first enter the Demised Premises pursuant to Article 5, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

10.04.             Tenant and Landlord shall secure an appropriate clause in, or an endorsement upon, each of their respective insurance policies covering or applicable, in the case of Tenant to the Demised Premises and the personal property, fixtures and equipment, located therein or thereon and, in the case of Landlord to the Building or such portions thereof as shall then be owned by Landlord, pursuant to which Landlord’ s and Tenant’s respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under said insurance policy.  The waiver of subrogation or permission for waiver of any claim obtained by Tenant shall extend to Landlord and its agents and employees and each mortgagee of Landlord, and the waiver of subrogation or provision for waiver of any claim obtained by Landlord shall extend to Tenant and its agents and employees.

10.05.             Anything to the contrary contained in this Lease notwithstanding, the parties hereto mutually agree that neither party shall be liable to the other party for loss or damage to the Building, the Demised Premises or any property therein to the extent that the cost of repairing such loss or damage is reimbursable to such party out of insurance proceeds, or if either party is a self -insurer, to the extent that the cost of, repairing such loss or damage would have been reimbursable to such party had such party carried policies of fire and extended coverage insurance in the form and amount customary at that time in the Borough of Manhattan for insurance against loss in first class office buildings.

ARTICLE 11

DAMAGE BY FIRE OR OTHER CAUSE

11.01.             If the Demised Premises shall be damaged by fire or other cause without the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees the damages shall be repaired by and at the expense of Landlord (except as provided in Section 11.02) and the rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord the damage shall be repaired by Landlord (except as provided in Section 11.02) but there shall be no apportionment or abatement of rent except to the extent of any net proceeds of rent insurance received by Landlord.  No penalty shall accrue for any delay which may arise by reason of adjustment of insurance on the part of Landlord and for any delay on account of “labor troubles”, or any other cause, similar or dissimilar, beyond Landlord’s control. Tenant shall give immediate notice to Landlord in case of fire in the Demised Premises. If the Building is totally or substantially damaged or rendered wholly or substantially untenantable (whether or not the Demised Premises or any portion thereof shall be damaged) by fire or other cause and if the Demised Premises cannot be reasonably expected to be restored or rendered tenantable by Landlord under a normal working schedule within a period of one (1) month after the occurrence of such damage or destruction, either Landlord or Tenant may, within 60 days after such fire or other cause, terminate this Lease by notice to the other party. If either Landlord or Tenant shall give notice of termination pursuant to this Section, the term of this Lease shall expire by lapse of time upon the date 30 days after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section, Tenant’s liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof, this Article being an express agreement. If the damage or destruction is due to the fault or neglect of Tenant the debris shall be removed at the expense of Tenant.

11.02.             Landlord shall have no duty to repair or restore any installations made by Tenant in the Demised Premises.

11.03.             No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. The preceding sentence shall not be construed to limit or deny any rights in favor of Tenant against Landlord arising by operation of law without regard to the provisions of this Lease.

ARTICLE 12

ASSIGNMENT, SUBLETTING, MORTGAGING

12.01.             Except as specifically permitted by this Article, Tenant shall not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord’s prior written consent in each instance. An assignment or sublease, within the meaning of this Article 12, shall be deemed to include one or more sales or transfers, direct or indirect, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Tenant’s or a sublessee’s stock shall be vested in a party or parties who are non-stockholders as of the date hereof or as of the date of subletting, as the case may be; or the transfer of the majority of the total equity interest of the partners of any partnership tenant or subtenant however any of the foregoing is accomplished, whether by a single transaction or series of related or unrelated transactions. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord’s express written consent to any other or further assignment or subletting by Tenant or by any assignee or subtenant of Tenant, subject to and in accordance with the provisions of this Article 12.

12.02.             If Tenant shall determine that it desires to sublet all or any part of the Demised Premises, Tenant shall notify Landlord of Tenant’s desire to do so (any such notice being hereinafter called an “Offer Notice”) specifying the space, the rent, the term for which Tenant desires to sublet and the terms and conditions on which Tenant proposes to sublet such space. Upon receipt of an Offer Notice, Landlord shall have the option, exercisable by Landlord in writing within thirty (30) days after receipt of such Offer Notice, to underlet from Tenant the space which Tenant so desires to sublet, for the term for which Tenant desires to sublet it, for a rent equal to the lower of:

(i)            the rent for which Tenant proposes to sublet such space, or

(ii)           the rent which Tenant by the terms of this Lease is required to pay for the rentable area of the space so to be underlet,

such underlease to be upon the covenants, agreements, terms, provisions and conditions contained in this Lease except as hereinafter provided and except for such thereof which are irrelevant or inapplicable and, without limiting the generality of the foregoing, it is hereby expressly agreed that

(a)     Such underlease to Landlord shall give the undertenant the unqualified and unrestricted right, without Tenant’s permission, (x) to assign such underlease or any interest therein and/or to underlet the space covered by such underlease or any parts of such space for any purpose or purposes that the undertenant, in the undertenant’s discretion reasonably exercised, shall deem suitable or appropriate, except that Landlord agrees that any such underlease will not be assigned except simultaneously with an assignment of Landlord’s interest under this Lease so that at all times the Landlord under this Lease and the undertenant under said underlease shall be the same person, corporation or other entity, and each assignor of such underlease shall thereafter be released of all obligations under such underlease, and (y) to make any and all changes, alterations and improvements in the space covered by such underlease deemed desirable by the undertenant;

(b)   Such underlease shall provide that (x) anyassignee or subtenant of the undertenant may, at the election of the undertenant, be permitted to make alterations, decorations and installations in such space or any part thereof, and (y) any such alterations, decorations and installations therein made by any assignee or subtenant of the undertenant may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such underlease provided that such assignee or subtenant, at its expense, shall repair the damage and injury to such space so underlet caused by such removal;

(c)   Such underlease shall also provide that the parties to such underlease expressly negate any intention that any estate created under such underlease be merged with any other estate held by either of said parties, but Landlord, in the event it underleases or sublets the space covered thereby, shall nevertheless remain liable to Tenant for all rent due under such underlease. Tenant shall have the right to set off against any rent or charges due by Tenant under this Lease any amount owed Tenant under such underlease. Without limiting Tenant’s right of set-off as above provided, Landlord shall have no affirmative obligation to pay rent under such underlease at any time that Tenant is in default in payment of amounts due Landlord under this Lease;

(d)   Tenant shall and will at all times at its expense provide and permit an appropriate means of ingress and egress from such space so underlet by Tenant to Landlord, such means of ingress or egress to be specified by Tenant in the Offer Notice with respect to such space;

(e)   The occupant or occupants of all or any part or parts of such space shall, in common with Tenant, have the use of toilet facilities and other core facilities on the floor on which such space is located;

(f)    At the expiration of such underlease, Tenant shall accept the space covered thereby in its then existing condition, provided that Landlord shall have performed Landlord’s obligations to keep and maintain such space in good order and condition except for ordinary wear and tear;

(g)   No default by Landlord under such underlease or by anyone claiming through such underlease shall be deemed to constitute a default under this Lease; and

(h)   In the case of an underlease for the balance of the term of this Lease, this Lease shall be deemed to have been cancelled and terminated with respect to the space covered by said underlease and the fixed rent under this Lease and the rentable area of the Demised Premises shall be appropriately reduced as of the effective date of such underlease.

In addition, if the space covered by said Offer Notice is for substantially all of the Demised Premises, and the term of the proposed sublet is for substantially all of the remainder of the term of this Lease, Landlord shall have the additional option, exercisable by Landlord in writing within thirty (30) days after receipt of such Offer Notice, to cancel this Lease effective as of the proposed effective date of such subletting.

12.03.             If Landlord does not exercise either of the options granted to Landlord by Section 12.02 with respect to a particular space, then for a period of six (6) months after Landlord’s rejection of the Offer Notice (whether by actual rejection or the expiration of the thirty-day period referred to in Section 12.02), Landlord agrees that Landlord will not unreasonably withhold or delay consent to the subletting of such space by Tenant provided that the following further conditions shall be met:

(a)   The proposed rent (including additional rent and other allowances) payable by the proposed subtenant shall not be more advantageous to the proposed subtenant nor shall the other terms of the subletting be substantially different from those set forth in the Offer Notice;

(b)   The Demised Premises shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the rental rate being demanded by Landlord for comparable space in the Building. The foregoing, however, shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental rate, provided that such rental rate is not lower than the rental rate set forth in the Offer Notice;

(c)   Tenant shall not then be in default hereunder before the time herein provided, if any, to cure such default;

(d)   The proposed subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner, in keeping with the standards in such respect of the other tenancies in the Building;

(e)   If Landlord shall have (or will have on or about the time of the projected commencement of the proposed sublease) suitable space available in the Building the proposed subtenant shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed sublessee be a person or entity with whom Landlord is then negotiating to lease space in the Building;

(f)    The proposed subtenant shall not occupy and use the Demised Premises for purposes prohibited under Section 9.04;

(g)   The character of the business to be conducted or the proposed use of the Demised Premises by the proposed subtenant shall not (i) be likely to increase Landlord’s operating expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (ii) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; or (iii) violate or be likely to violate any provisions or restrictions herein relating to the use or occupancy of the Demised Premises;

(h)   Any proposed sublease shall state that it is expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance as set forth herein;

(i)    In no event shall there be more than two (2) occupants (including Tenant) on any floor of the Building; and

(j)    Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

12.04.             If this Lease shall be assigned or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

12.05.             Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of fixed rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain Landlord’s prior written consent pursuant to Section 13.01.

12.06.             If Tenant shall sublet all or any portion of the Demised Premises, and if the rent plus any other consideration received by Tenant with respect to such subletting shall, as respects any portion of the sublease term, exceed the rent payable under this Lease with respect to such portion of the sublease term (such excess, after deduction of all reasonable out-of-pocket expenses actually incurred in connection with the subletting, including, without limitation, costs of alterations, brokerage commissions, legal fees and advertising expenses, being hereinafter referred to as “Sublease Profit”), Tenant shall pay over fifty (50%) percent of such Sublease Profit to Landlord as additional rent under this Lease, monthly as such Sublease Profit is received by Tenant.

12.07.             Notwithstanding anything in this Lease to the contrary, Tenant may, without Landlord’s prior consent, sublet all or any portion of the Demised Premises or assign this Lease to one or more related corporations of Tenant or permit one or more related corporations of Tenant or any company into which Tenant shall merge, with which Tenant shall consolidate or which shall acquire substantially all of Tenant’s assets and business operations, or to a corporation wholly owned by Tenant to use and/or occupy all or any part of the Demised Premises; provided, however, that in the case of any of the foregoing, the surviving entity which shall then constitute Tenant shall have gross assets and net worth in amounts equal to or greater than the gross assets and net worth of Tenant prior to said event; and provided further, that if any related corporation of Tenant ceases, at any time, to be related to Tenant, Tenant shall cause such corporation to vacate the Demised Premises within 30 days. The provisions of Section 12.02 and Section 12.06 shall not apply to a sublease to a related corporation of Tenant.

ARTICLE 13

NO LIABILITY ON LANDLORD’S PART

13.01.             Landlord and its agents shall not be liable for (a) any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft; (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or wilful acts of Landlord, its agents, servants or employees or the failure of Landlord to perform its obligations under this Lease within a reasonable time after notice of such failure; nor shall Landlord and its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; (c) any latent defect in the Demised Premises or in the Building; or (d) any injury or damages for which Tenant is reimbursed under its insurance policies. If at any time any windows of the Demised Premises are temporarily or permanently closed, darkened or bricked up as a result of causes beyond Landlord’s control, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to non-performance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon

Tenant’s part to be kept, observed, performed or complied with Tenant shall give immediate notice to Landlord in case of damage to the Demised Premises or the Building or of defects therein or in any fixtures or equipment.

13.02.             Anything contained in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Land and Building of which the Demised Premises forms a part for the collection of any judgment (or other judicial process) in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any ground or underlying landlords or the holder of any mortgage, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. In the event Landlord conveys or transfers its interest in the Land, Building or in this Lease or Landlord (and in the case of any subsequent conveyances or transfers or leases, the then grantor or Landlord or transferor) shall be entirely released and relieved from all liability with respect to the performance of any covenants and obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer of Lease (but not such obligations as shall have previously accrued); it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Land, Building or in this Lease.

ARTICLE 14

INTENTIONALLY OMITTED

ARTICLE 15

CONDEMNATION

15.01              If the whole of the Building or of the Demised Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and the rent shall be apportioned as of such date.

15.02.             If a major part of the Building shall be taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result of such taking (whether or not the Demised Premises be affected) Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date of the taking.

15.03.             If any part, but less than all, of the Demised Premises shall be so taken and this Lease shall not be terminated pursuant to Section 15.02, then the part so taken shall no longer constitute part of the Demised Premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the term of this Lease in the event of:

(i)            a taking of more than 25% of the total rentable area of the Demised premises, or

(ii)           a taking that has a material adverse effect on the entrance or lobbies of the Building, if Landlord fails to provide adequate alternative access to the Building,

by giving notice of such election to Landlord not later than 60 days after the date of such taking.

15.04.             If notice of termination of this Lease shall be given pursuant to Section 15.03, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than 90 and not later than 180 days after notice of such taking is given by Landlord to Tenant, the term of this Lease shall terminate and the rent allocable to the part of the Demised Premises so taken (determined in the same manner as is provided in the next sentence) shall be apportioned as of the date of the taking and the rent for the remainder of the Demised Premises shall be apportioned as of such termination date.  Upon a partial taking and the term of this Lease continuing in force as to any part of the Demised Premises,

(a)     the fixed rent shall be diminished by an amount equal to the area in square feet of the part or parts of the Demised Premises so taken, multiplied by the then applicable annual per square foot rate of fixed rent, and

(b)    Landlord will, at its expense, restore with reasonable diligence the remaining portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

15.05.             In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building (whether or not the Demised Premises be affected) Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

The foregoing, however, shall not be deemed to preclude Tenant from recovering an award for Tenant’s moving expenses, and Tenant’s fixtures and removable installations in the Demised Premises.

ARTICLE 16

ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

16.01.             Tenant shall permit Landlord to install, use and maintain additional utility and other pipes, ducts, lines, flues and conduits in the Demised Premises, provided that such installations are concealed within the permanent structural walls, floors, columns and ceilings of the Demised Premises and in the shafts provided in the Demised Premises for such installations and do not materially damage the appearance or reduce the floor area of the Demised Premises or affect Tenant’s layout, and provided further that the installation work is performed at such times and in such manner as to create the least practicable interference with Tenant’s use of the Demised Premises; it being agreed however that the foregoing shall in no event obligate Landlord to do such work on an “overtime” basis.

16.02.             Landlord shall have the right to enter and pass through the Demised Premises or any part or parts thereof,

(i)    to examine the Demised Premises and to show them to the fee owners, grantors or lessors of underlying or ground leases or mortgagees and to prospective purchasers, mortgagees or lessees of the Building as an entirety, and

(ii)   for the purpose of performing such maintenance and making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes or maintenance, without being deemed thereby to evict Tenant from the whole or any part of the Demised Premises.

Landlord’s rights under this Section 16.02 shall be exercised at reasonable times and upon reasonable notice (except in the case of emergency work under clause (ii) above) and in such manner as to create the least practicable interference with Tenant’s use of the Demised premises; provided, however, that the foregoing shall not obligate Landlord to perform such work outside of Operating Hours.

16.03.             Landlord shall also have the right to enter on and pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or a member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility which is concerned.

16.04.             Landlord upon 10 days’ written notice to Tenant shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change the arrangement or location of lobbies, entrances, passageways, doors, doorways, stairways, elevators, corridors and other like portions of the Building outside of the Demised Premises, provided that such change does not interfere with Tenant’s access to the Demised Premises or effect a material reduction in the useable area of the Demised Premises or in the services which Landlord is obligated to provide hereunder.

16.05.             Landlord may access Building equipment on the floors in which the Demised Premises are located, subject however to the terms and conditions of Section 16.02 above.

ARTICLE 17

BANKRUPTCY

17.01.             If at any time prior to the date herein fixed as the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within one hundred eighty (180) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement this Lease shall ipso facto be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised premises and Landlord, in addition to the other rights and remedies given by Article 18 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.

17.02.             If at the date fixed as the Commencement Date or at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within sixty (60) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other right and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

17.03.             It is stipulated and agreed that in the event of the termination of this Lease pursuant to Section 17.01 or Section 17.02, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled, to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the announced “prime rate” then in effect of Citibank N.A. If such premises or any part thereof be relet by the Landlord for the unexpired term of this Lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting, it being understood that Landlord shall use its best efforts to re-let the Demised Premises as aforesaid so as to mitigate its damages hereunder. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

17.04.             If an order for relief is entered, or if any stay or other act becomes effective in favor of Tenant or Tenant’s interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such, rights and remedies as may be necessary to adequately protect Landlord’s right, title and interest in and to the Demised Premises or any part thereof and adequately assure the complete and continuous future performance Of Tenant’s obligations under this Lease. Adequate protection of Landlord’s right, title and interest in and to the Demised Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease shall be governed by the requirements set forth in Section 17.05.

17.05.             (a) In the event that Tenant shall become a debtor under Chapter 7 of Title 11 of the United States Code, as same may be amended or superseded from time to time (“Code”) and Tenant’s trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of subsections 17.05. (c) and 17.05. (e) are satisfied. If Tenant or Tenant’s trustee shall fail to elect to assume this Lease within 60 days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be a rejected lease within the meaning of §365 of the Code. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant’s or Tenant’s trustee and this Lease shall terminate, but Landlord’s right to be compensated for damages pursuant to the terms of this Lease in any such proceeding shall survive.

(b)   In the event that a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Code, as same may be amended or superseded from time to time, or a petition is filed under Chapter 7 of the Code and is converted to Chapter 11, Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 120 days from the date of the filing of the petition, or Tenant’s trustee or Tenant, as debtor-in-possession, shall be deemed to have rejected this Lease.

(c)   In the event that Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, has failed to perform all of
Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant’s trustee or Tenant, as debtor-in-possession, to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless all of the following conditions have been satisfied:

(1)   Tenant’s trustee or Tenant, as debtor—in-possession, shall have cured all defaults under the Lease, or has provided Landlord with Assurance (as defined below) that it will cure, (i) all defaults susceptible of being cured by the payment of money within 10 days from the date of such assumption and (ii) all other defaults under this Lease which are susceptible of being cured by the performance of any act, promptly after the date of such assumption.

(2)   Tenant’s trustee or Tenant, as debtor—in-possession shall have compensated, or has provided Landlord with Assurance that within 10 days from the date of such assumption it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or Tenant, as debtor-in-possession.

(3)   Tenant’s trustee or Tenant, as debtor—in-possession, shall be provided Landlord with Assurance of the future performance of such of the obligations under this Lease of Tenant, Lessee’s trustee or Tenant, as debtor-in-possession, and if Tenant’s trustee or Tenant, as debtor-in-possession has provided such Assurance, Tenant’s trustee or Tenant, as debtor-in-possession, shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to 3 months’ Rent, and (ii) pay in advance to Landlord on the date any Rent is due and payable, one-twelfth of Tenant’s annual obligations for Additional Rent pursuant to this Lease. The obligations imposed upon Tenant’s trustee or Tenant, as debtor-in-possession, shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(4)   Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Land or the Building.

(d)           For the purposes of Sections 17.04 and 17.05 of this Lease, Landlord and Tenant acknowledge that “Assurance” shall mean no less than:

(1)   Tenant’s trustee or Tenant, as debtor— in-possession, having and continuing to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating sufficient cash or cash equivalents payable to Landlord, acceptable as to value and kind to Landlord, to secure to Landlord the obligations of Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, to cure the defaults under this Lease, monetary and non-monetary, within the time periods set forth above, and

(2)   the Tenant complies with all of its obligations under this Lease.

(e)           In the event that this Lease is assumed in accordance with Section 17.05 and thereafter Tenant is liquidated or files a subsequent petition for reorganization or adjustment of debts under Chapter 11 of the Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election so to terminate within thirty (30) days after the occurrence of either of such events.

(f)            (i) If Tenant’s trustee or Tenant, as debtor-in-possession, shall have assumed the Lease pursuant to the terms and provisions of paragraph 17.05(a) or 17.05(b) for the purpose of assigning (or elects to assign) this Lease to an assignee, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant including, without limitation, the obligation to pay Deferred Rent. As used herein, “adequate assurance of future performance” shall mean that no less than each of the following conditions shall have been satisfied:

(1)   the proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant’s obligations under this Lease, or (ii) a guaranty, or guaranties, in form and substance satisfactory to Landlord from one or more persons with a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of Tenant’s obligations under this Lease;

(2)   Landlord has obtained from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound all consents or waivers necessary to permit Landlord to consent to such assignment;

(3)   the proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the proposed assignee) under this Lease; and

(4)   such assignment and the proposed assignee satisfies the requirements of Article 12 hereof.

(i)         Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption in a form acceptable to Landlord.

(ii)        If Tenant’s trustee or Tenant, as debtor-in-possession, assumes this Lease and proposes to assign the same pursuant to §365 of the Code, to any person who shall have made a bona fide offer to accept an assignment of this Lease, on terms acceptable to the Trustee or Tenant, as debtor-in-possession, then notice of such proposed assignment, setting forth (1) the name and address of such person, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including the Assurance defined above and the adequate assurance of future performance defined below, shall be given to Landlord by the Trustee, Tenant or Tenant as debtor-in-possession, no later than thirty (30) days after receipt by the Trustee or Tenant as debtor-in-possession of such offer.

Landlord and Tenant hereby acknowledge that the assurance concerning a proposed assignee required under § 365(f)(2) of the Code, as a condition to any assignment of this Lease by a Trustee or Tenant, as debtor-in-possession, shall be inadequate, within the meaning of § 365(f)(2) of the Code, without reference to the standards of adequacy set forth in §§ 365(b)(1) and 365(b)(3) of the Code, unless evidence of the proposed assignee’s financial ability is provided by a balance sheet, income statement and cash flow statement certified by an independent certified public accountant.  Additionally, the proposed assignee shall be required to conduct its business in the same manner as Tenant so as to maintain the tenant mix and balance of the Building, without the agreement by the proposed assignee to conduct its business in the same manner as Tenant.

(iii)       Notwithstanding the above, no later than twenty (20) days prior to the date that a Trustee or Tenant, as debtor-in-possession, shall move before a court of competent jurisdiction for authority to enter into such assignment and assumption, Landlord shall have the prior right and option, to be exercised by notice to the Trustee or Tenant, as debtor-in-possession, given at any time prior to the approval by a court of competent jurisdiction, to accept, or to cause Landlord’s designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by a proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and the Trustee or Tenant, as debtor-in-possession, shall not assign this Lease to a party other than Landlord or Landlord’s designee until and unless Landlord has failed or refused to accept such prior right and option to the assignment of this Lease.

(g)        When, pursuant to the Code, Tenant’s trustee or Tenant, as debtor-in-possession, shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises, such charge shall not be less than the rent and additional rent payable by Tenant under this Lease.

(h)        Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Demised Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

ARTICLE 18

DEFAULTS, REMEDIES AND WAIVER OF REDEMPTION

18.01.       (1)       If:

(x)     Tenant defaults in fulfilling any of the covenants of this Lease requiring the payment of fixed rent or additional rent, which default continues for seven (7) days after Landlord serves a written notice upon Tenant specifying such default, or

(y)    Tenant defaults (taking into account any requirement for notice thereof and the expiration of any applicable grace period hereunder) in complying with any other material term, condition or provision of this Lease or deserts or abandons the Demised Premises, and (i) if such default, desertion or abandonment is not remedied within twenty (20) days after Landlord serves written notice upon Tenant specifying the nature of said default or other defect, or (ii) if a default occurs, and if such default shall be of a nature that cannot be completely cured or remedied within each twenty (20) day period, Tenant shall not have diligently commenced curing such default within such twenty (20) day period or shall not thereafter with reasonable diligence and good faith proceed to remedy or cure such default or shall not have completely cured said default within 150 days after said notice, then at any time after the expiration of such seven (7) day period (with respect to paragraph 18.01 (1) (x) above, or such twenty (20) day period (with respect to paragraph 18.01 (1) (y) above) Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

(2)     If Tenant shall default in the payment of fixed rent and/or additional rent and such default remains uncured beyond the expiration of the cure period set in Section 18.01 (1) (x) hereof; or if the three (3) day notice of cancellation provided for in subdivision (1) of this Section 18.01 shall have been given, and the term shall expire as aforesaid; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and the same shall not be vacated or discharged within thirty (30) days; or if Tenant shall fail to move into or take possession of the Demised Premises within sixty (60) days after the Commencement Date of this Lease, and there shall be no bona fide dispute as to whether the Commencement Date has occurred, then and in any of such events Landlord may, without notice, re-enter the Demised Premises by any lawful means and dispossess Tenant and the legal representatives of Tenant or other occupant of the Demised Premises and remove their effects by summary proceedings or otherwise, and hold the Demised Premises as if this Lease had not been made, but Tenant shall remain liable hereunder as hereinafter provided.

18.02.             In case of any such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (a) the fixed rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration, together with such reasonable expenses as Landlord may incur (such as attorneys’ fees and brokerage expenses) for putting the Demised Premises in good order and/or for preparing the same for re-rental, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise (but shall have no obligation to do so), for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant such concessions or free rent as Landlord shall, in its sole discretion, deem necessary or desirable; and/or (c) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the fixed rent and additional rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. Landlord agrees to use reasonable efforts to relet the Demised Premises as aforesaid so as to mitigate its damages as a result of any such default, re-entry, expiration and/or dispossession. In computing Tenant’s liability for damages hereunder there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys’ fees, brokerage expenses for putting the Demised Premises in good order and/or for preparing the same for re-letting. Any such damages shall, at Landlord’s option, be paid on an accelerated basis as provided for in the following sentence or be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. Landlord shall be entitled to recover from Tenant, as and for Landlord’s damages, an amount equal to the difference between the fixed rent, additional rents and other charges reserved hereunder for the period which otherwise would have constituted the balance of the term of this Lease and the then present rental value of the Demised Premises for such period, both discounted at the rate of four (4%) percent per annum to present worth, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Demised Premises the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie to be the rental value, but if Landlord shall not undertake to relet or having undertaken to relet has not accomplished reletting, then it will be conclusively presumed that the rents received under this Lease represent the rental value of the Demised Premises for the purposes hereof (in which event Landlord may recover from the Tenant, the full total of all rents and additional charges due hereunder, discounted to present value as hereinbefore provided). Landlord shall be obligated, however to account to Tenant for the fixed minimum rent and additional rents received from persons using or occupying the Demised Premises during the period representing that which would have constituted the balance of the term of this Lease, but only at the end of said period and only if Tenant shall have paid to Landlord its damages as provided herein, and only to the extent of sums recovered from Tenant as Landlord’s damage, the Tenant waiving any claim to any surplus. Landlord at Landlord’s option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord’s sole judgment considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Any such action may be an action for the full amounts of all rents and damages suffered or to be suffered by Landlord. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

ARTICLE 19

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS,

REIMBURSEMENT TO LANDLORD, ADDITIONAL RENT AND

PAYMENT THEREOF - LATE CHARGE

19.01.             If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may after twenty (20) days’ notice to Tenant, except in case of emergency where no notice shall be required, remedy such default for the account and at the expense of Tenant. If Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection therewith or in instituting, prosecuting or defending any action or proceedings by reason of default, wrongful act or negligence of Tenant or Tenant’s employees, agents or invitees occurring before or during the term of this Lease or after the expiration or termination of the term of this Lease, including but not limited to legal expenses and attorneys’ fees, or if Landlord sustains or incurs any expenditures, damages or fines due to non-performance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with, such sums paid or obligations incurred with legal interest and costs shall be paid to Landlord by Tenant on demand, and if not paid, Landlord, at Landlord’s option, in addition to any other remedy, may deem the same to be additional rent.

19.02.             All amounts over and above the fixed rent payable by Tenant to Landlord under the terms of this Lease shall be deemed additional rent hereunder and shall be paid by Tenant in the same manner as an installment of the fixed rent within ten (10) days after notice to Tenant by Landlord that any such amount is payable unless this Lease shall specifically provide otherwise, and Landlord shall have all the rights and remedies in the event of the non-payment thereof as it would have had in the event of the non-payment of any installment of fixed rent. Tenant’s obligation to pay any additional rent which shall have theretofore become due and payable shall survive the expiration or earlier termination of this Lease.

19.03.             If Tenant shall fail to pay any rent within ten days after such rent shall be due, Tenant shall pay Landlord interest on such rent from the date on which such rent became due to the date on which such rent is paid at an annual rate two percentage points higher than the announced “prime rate” of Citibank N.A.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that upon Tenant paying the fixed rent and additional rent and observing and performing all the terms, covenants and provisions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease provided that this covenant shall bind and be enforceable against Landlord, subject to the terms hereof, only so long as Landlord is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 21

EXCAVATION

In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise. Nothing contained herein shall be construed to limit or preclude any claim, action or proceeding by Tenant against any third party on account of such excavation or construction.

ARTICLE 22

SERVICES AND EQUIPMENT

22.01.            Landlord, at its own cost and expense shall:

(a)       Provide elevator service, during Operating Hours with the elevators serving the Demised Premises and provide at least one passenger elevator at all other times so as to provide access to the Demised Premises 24 hours a day, seven days a week;

(b)       Supply heat, when legally required, andventilation in the Demised Premises at all times during the year during the Operating Hours, all from the perimeter ducts heretofore installed by Landlord in the Demised Premises, subject to the terms and conditions set forth in subsection 22.01(c) below. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat or ventilation pursuant to the first sentence of this paragraph. Landlord has informed Tenant that the windows of the Demised Premises and the Building may be sealed, and that the Demised Premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat or ventilation. Insofar as air temperature and ventilation are concerned, any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat or ventilation to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision hereof, nor shall it be deemed any eviction, nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises.

Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed; shall keep entirely unobstructed at all times all of the vents, intakes, outlets and grills; and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning system;

(c)       Provide on days other than Saturdays and union holidays as designated by Local 32B-32J of the Building Service Employees International Union, or any successor thereto,

cleaning services in the Demised Premises and public portions of the Building in accordance with Exhibit B, provided, however, that except as may be otherwise provided by separate agreement Landlord shall not be obligated to clean any portion of the Demised Premises used for computer, storage or reproduction facilities, private lavatories or the preparation, dispensing or consumption of food and beverages (it being understood and agreed that the existing mens’ lavatory and women’s lavatory contained within the Demised Premises shall be considered to be general building restroom services for purposes of the cleaning specifications contained in Exhibit B);

(d)       Furnish hot and cold water for lavatory,kitchen, cleaning and drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment. Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters, including sewer rents, and all other charges imposed by any authority, on, or measured by, the use of water at the rates (as averaged) charged Landlord by the supplier of such water;

(e)       Provide electrical current for the lighting of public stairs and other public areas, and building, exit and elevator directional signs during Operating Hours and when legally required; and

(f)        Provide chilled air during normal business hours from May 1st to September 30th each year to service the Sixteenth Floor of the Demised Premises to Building Standard but in no event less than the prevailing standard set by OSHA. Landlord shall maintain and repair the airconditioning equipment to service the Sixteenth Floor of the Demised Premises at its own cost and expense.  Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the airconditioning system.

22.02.             Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 22 when the necessity therefor arises by reason of accident, repairs, emergency, mechanical breakdown, or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or as the result of the making by Landlord of any additions, improvements or installations in the Building or for any cause beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to complete all required repairs or other necessary work as quickly as reasonably possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

22.03.             Tenant shall reimburse Landlord for the costs to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of normal office waste, and Tenant shall pay all bills therefor when rendered.

ARTICLE 23

ELECTRICITY

(a)   Landlord shall furnish to Tenant the electric energy which Tenant requires in the Demised Premises on a “rent inclusion” basis, through the presently installed electrical facilities for Tenant’s reasonable use in the Demised Premises for lighting, light office equipment and the usual small business machines, including Xerox or other copying machines.  Subject to the following provisions of this Article 23, there shall be no charge to Tenant therefor by way of measuring the same on any meter or otherwise, electric current being included as an additional service in the fixed rent payable hereunder.  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.

(b)  (i)  Tenant acknowledges and agrees (A) that the annual fixed rent hereinabove set forth in this Lease includes the Electricity Rent Inclusion Factor of $2.75 per square foot to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service; and (B) that said Electricity Rent Inclusion Factor (hereinafter called “ERIF”), which shall be subject to periodic adjustments as herein provided, has been partially based upon Tenant’s estimated connected electrical load and hours of use thereof for ordinary lighting and light office equipment, during ordinary business hours.  The “Electricity Rent Inclusion Factor” shall mean the amount determined by applying the estimated connected electrical load and usage thereof in the Demised Premises (as the same may hereafter from time to time be determined by Landlord’s electrical consultant as hereinafter provided) to the rate charged for such load and usage in the service classification in effect on January 1, 1995 pursuant to which Landlord then purchased electric current for the entire Building from the public utility corporation.  If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to January 1, 1995 (whether such increase occurs prior to or during the Term of this Lease), by change in Landlord’s electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the aforesaid ERIF portion of the fixed rent shall be increased in the same percentage and the fixed rent shall be increased accordingly.

(ii)              Any such percentage increase in Landlord’s cost due to change in Landlord’s electric rates, charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications.  If the average consumption of electricity for the entire Building for said prior twelve (12) full months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months under such changed methods of or rules on billing, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the rate and/or service classifications which existed immediately prior to the changed methods of or rules on billing.  The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change.  The parties agree that a reputable, independent electrical consultant, selected by Landlord (“Landlord’s electrical consultant”) shall determine the percentage for the changes in the ERIF based on changes in Landlord’s electric rates, charges, etc.

(c)   (i)   The parties agree that Landlord’s electrical consultant may from time to time make surveys in the Demised Premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF automatically redetermined, accordingly, by Landlord’s electrical consultant. The fixed annual rent shall be appropriately adjusted effective as of the date of any such change in connected load and usage, as disclosed by said survey. In no event, is the originally specified ERIF portion of the fixed rent (as adjusted by any electricity cost increases of Landlord after January 1, 1995) to be reduced.  The cost of any such survey shall be borne equally by Landlord and Tenant.

(ii)         The determination of change in the ERIF by Landlord’s consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within fifteen (15) days after the delivery of such copies, Tenant disputes such determination.  If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant’s electrical lighting and power load and hours of use thereof, and a determination of such change in the ERIF in accordance with the provisions of this Article 23.  Tenant’s consultant and Landlord’s consultant then shall seek to agree on a finding of such determination of such change in the ERIF.  If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such ERIF change by such third electrical consultant shall be controlling.  (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of ERIF as determined by Landlord’s independent electrical consulting firm, provided, however, if the amount of ERIF determined as aforesaid is different from that determined by Landlord’s electrical consulting firm, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord’s electrical consulting firm.

(d)  Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days’ written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building.  If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant’s then authorized connected load.  Landlord shall be obligated to pay no part of any cost required for Tenant’s direct electric service. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the fixed rent payable under this Lease shall be reduced to what the fixed rent would then have been but for the adjustments under this Article 23 and the original ERIF payable by Tenant included in the fixed annual rent as set forth in Article 2 hereof.

(e)   (i) Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without the Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

(ii)         At Landlord’s option, Tenant shall purchase from Landlord or Landlord’s agent all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord’s reasonable charges for providing and installing same, on demand, as additional rent.

(f)    In no event shall the fixed rent under this Lease be reduced below the fixed rent specified herein by virtue of this Article 23 except as provided in Section (d).

(g)   Landlord shall have the option at any time upon ten (10) days prior written notice to Tenant to discontinue supplying electric energy to Tenant in accordance with the provisions of this Article 23, and elect instead to furnish electric energy to Tenant on a submetered basis.  In the event that Landlord shall exercise the option contained in this Section 23(g), the fixed rent set forth herein shall be reduced in the manner described in Section 23 (d) hereof.

ARTICLE 24

BROKER

24.01.              Tenant represents to Landlord that it has dealt with no broker in connection with this transaction other than The Galbreath Company, L.P. (the “Broker”).  Tenant agrees to indemnify and save Landlord harmless against the claims (whether or not justified) of any broker or agent (other than the Broker) alleging dealings with Tenant.

24.02.              Landlord represents to Tenant that it has dealt with no broker in connection with this transaction other than the Brokers and Landlord agrees to pay said Broker’s commission pursuant to separate agreement.

ARTICLE 25

SUBORDINATION

25.01.              Subject to the conditions set forth in Sections 25.02 and 25.03, this Lease is and shall be subject and subordinate to any ground or underlying lease hereinafter collectively called “Underlying Lease”) which may now or hereafter affect the Building or the Land and to any amendment, modification, renewal or extension of any such Underlying Lease. Subject as aforesaid this Lease is also subject and subordinate to all mortgages which may now or hereafter affect any Underlying Lease or the Land and/or Building and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof. The landlord or lessor under any Underlying Lease is referred to in this Lease as “Overlandlord”. This clause shall be self-operative and no further instrument of subordination shall be required by any Overlandlord or mortgagee. In confirmation of such subordination, Tenant without cost or charge to Landlord shall execute promptly any certificate or instrument of subordination that Landlord may reasonably request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact for purposes of this Article only to execute any such certificate or certificates or any such instrument or instruments for and on behalf of Tenant if Tenant shall fail or refuse to execute the same for fifteen days after demand.

25.02.              The subordination of this Lease to Underlying Leases in accordance with Section 25.01 is subject to the express conditions that, so long as this Lease shall be in effect, in the event of termination of the term of any Underlying Lease, by re-entry, notice, summary proceedings or other action or proceeding, or if the term of such Underlying Lease shall otherwise terminate or expire before the termination or expiration of the term of this Lease, Tenant shall recognize and attorn to the then owner of the fee or lessor of such Underlying Lease and this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or lessor of such Underlying Lease, as the case may be, upon all of the obligations of this Lease, except that if such owner or lessor is not related to Landlord, said owner or lessor shall not (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any defenses or offsets that Tenant may have against any prior landlord (including, without limitation, the then-defaulting landlord); (iii) be bound by any prepayment of more than one month’s rent; (iv) be bound by any construction obligations of any prior landlord or by any covenant to undertake or complete any construction or reconstruction of any portion of the Building, including that portion leased to Tenant under this Lease; (v) be bound by any obligation to make any payment to Tenant; or (vi) be bound by any set-off or counterclaim that may have accrued to Tenant against any prior landlord. In such event, upon written request of said owner or lessor, or his successors or assigns, Tenant shall enter into an agreement attorning to said owner or lessor, or his successors or assigns upon all of the obligations of this Lease.

25.03.              The subordination of this Lease to the liens of mortgages in accordance with Section 25.01 is subject to the express condition that so long as this Lease shall be in effect Tenant shall recognize and attorn to the holder of any such mortgage who becomes the owner of the fee or the assignee of any Underlying Lease, or the lessee of any other lease given in substitution therefor, or if the Land or the Building shall be sold as a result of any action or proceeding to foreclose such mortgage, if this Lease shall not have been terminated, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the then lessee of such Underlying Lease, or the lessee of any other least given in substitution therefor, or such purchaser of the Land or Building, as the case may be, upon all of the obligations of this Lease, except that if such owner, lessee, or purchaser is not related in any way to Landlord such owner, lessee or purchaser shall not (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any defenses or offsets that Tenant may have against any prior Landlord (including, without limitation, the then-defaulting landlord), (iii) be bound by any prepayment of more than one month’s rent, (iv) be bound by any construction obligations of any prior landlord or by any covenant to undertake or complete any construction or reconstruction of any portion of the Building, including that portion leased to Tenant under the Lease, (v) be bound by any obligation to make any payment to Tenant, or (vi) be bound by any set-off or counterclaim that may have accrued to Tenant against any prior landlord. In such event, upon written request of said owner or lessor, or his successors or assigns, Tenant shall enter into an agreement attorning to said owner or lessor, or his successors or assigns, upon all of the obligations of this Lease.

25.04.              In the event of any act or omission by Landlord which would or may give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until

(a)         it has given written notice of any such actor omission to the holder of any leasehold mortgage or of any fee mortgage and to Landlord and the lessor under any Underlying Lease or leases whose names and addresses previously have been furnished to Tenant by giving such notice, addressed to such holders and Landlord or lessors at the last addresses so furnished, and

(b)        ten (10) days shall have elapsed following such giving of notice of such act or omission during which the parties to whom such notice has been given, or any of them, have not commenced with reasonable diligence the remedying of such act or omission.

25.05.              If, in connection with obtaining temporary or permanent financing for the Land and/or Building, or any Underlying Lease, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder, adversely affect Tenant’s rights under this Lease or adversely affect the leasehold interest hereby created.

ARTICLE 26

LEGAL PROCEEDINGS

26.01.              Landlord and Tenant hereby waive, to the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant’s occupancy of the Demised Premises or Tenant’s right to occupy the Demised Premises.

26.02.              Tenant hereby waives, to the extent such waiver is not prohibited by law, the right to interpose a counterclaim in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid rent or additional rent under this Lease.

ARTICLE 27

SURRENDER OF PREMISES

Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire, other casualty or the elements excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

ARTICLE 28

RULES AND REGULATIONS

28.01.              Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the rules and regulations set forth in Exhibit C attached hereto and made a part hereof.

28.02.              Landlord shall have the right from time to time during the term of this Lease, to make changes in, and additions to, the rules and regulations set forth in Exhibit C provided that such changes and additions are applicable to all other office tenants in the Building and

(i)                  are necessary or desirable for the safety, care or appearance of the Building or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or other occupants in the Building,

(ii)                 do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, further, that in the case of any conflict or inconsistency between the provisions of this Lease and any of said rules and regulations as originally promulgated or as changed, the provisions of this Lease shall control. Said rules and regulations, as changed in accordance with this Section from time to time, are hereinafter called the “Rules and Regulations”.

28.03.              If Tenant shall dispute the reasonableness of any change in the Rules and Regulations, the dispute shall be determined by Judicial Determination. The right to dispute the reasonableness of any change in the Rules and Regulations upon Tenant’s part shall be deemed waived unless the same is asserted by service of a notice upon Landlord within thirty (30) days after notice is given to Tenant of the adoption of any such change.

28.04.              Landlord shall use reasonable efforts to enforce the Rules and Regulations, but Landlord shall not be liable to Tenant for violation of the same by tenants or other occupants of the Building, or their servants, employees, agents, visitors or licensees. Landlord shall not enforce such rules and regulations in a discriminatory manner as among Tenant and other tenants in the Building.

28.05.              Any dispute between the parties hereto with respect to application or interpretation of the Rules and Regulations shall be determined by Judicial Determination.

ARTICLE 29

SUCCESSORS AND ASSIGNS

29.01.              The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

29.02.              The term “Landlord” wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or the tenant under an Underlying Lease affecting the Land and/or the Building, to whom this Lease has been assigned, or an Overlandlord if such Overlandlord enters into possession, or a mortgagee in possession so that in the event of any sale, assignment or transfer of the Land and/or Building, or of such Underlying Lease, such owner, tenant under such Underlying Lease or Overlandlord or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under such Underlying Lease, Overlandlord or mortgagee in possession for the time being of the Building, until sold, assigned or transferred.

29.03.              Wherever used in this Lease in connection with any of Tenant’s obligations hereunder, and except as otherwise provided herein, the term “Tenant” shall mean and include, at any given time. Tenant herein named and each successor to or assignee of any interest of Tenant herein named under this Lease pursuant to the terms of this Lease. In any other context, the term “Tenant” shall be limited to mean only the tenant in possession at the time in question of the Demised Premises.

ARTICLE 30

NOTICES

Any notice, request, demand or communication permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice, request or demand shall be given when the same shall have been sent by hand, by a reputable overnight courier service or deposited in a securely closed postpaid wrapper by certified or registered mail, return receipt requested, in a United States Government general or branch post office, addressed if for Tenant (1) at the Demised Premises, or (2) until Tenant shall have moved its offices to the Demised Premises, addressed to Tenant at its address as stated on the first page of this Lease, with a copy to Martin Danoff, Esq., c/o Ohrenstein & Brown, 230 Park Avenue, New York, NY 10169, and if for Landlord, addressed to Landlord, c/o The Galbreath Company, L.P., 437 Madison Avenue, New York, New York 10022, attention:  Barry Lewen, with a copy to Fischbein-Badillo-Wagner-Itzler, 909 Third Avenue, 17th Floor, New York, New York 10022, Attention:  Hugh M. Heller, Esq.  Such notice, request or demand shall be deemed to have been served upon the earlier of actual receipt or first attempted delivery. Either party may, by notice sent in like manner as aforesaid, designate a different address or addresses for notices, requests, demands or communications to it.

ARTICLE 31

NO WAIVER; ENTIRE AGREEMENT

31.01.              The failure of either party hereto to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation hereof, from having all the force and effect of an original violation. The receipt by Landlord or the payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing and signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

31.02.              This Lease with the Exhibits annexed hereto contains the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.

31.03.              If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and the balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either as specified hereunder or as permitted by law.

ARTICLE 32

INDEX AND CAPTIONS; ESTOPPEL CERTIFICATE

32.01.              The index preceding this Lease and the captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or of the intent of any provision thereof.

32.02.              Each party hereto covenants and agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days’ prior notice, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect and constitutes the only lease or agreement between Landlord and Tenant affecting the Premises (or if there have been modifications or other agreements, that the same is in full force and effect as modified and stating the modifications or other agreements), certifying the dates to which the fixed rent and all items of additional rent and other charges, if any, have been paid, the commencement and expiring dates of the Lease, stating whether or not, said party is in default in the performance of any of its obligations under this Lease, and, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, stating whether Tenant is entitled to any free rent or other concessions, offsets, rebates, abatements, benefits or inducements, stating whether Tenant is entitled any renewal, expansion, or purchase options or rights of first refusal, stating whether or not any rental payment has been made for more than one month in advance, and stating whether or not said party has any outstanding claim, offset or defense it could assert against the payment of rent or enforcement or any of the terms of the Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

32.03.              This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

ARTICLE 33

INABILITY TO PERFORM

This Lease and the obligation of Tenant to pay rent or additional rent hereunder and perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed and complied with shall in no wise be affected, impaired or excused because of Landlord’s delay or failure to perform or comply with any of the covenants or provisions hereunder on the part of Landlord to be performed or complied with, nor because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any other cause whatsoever beyond Landlord’s reasonable control including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

ARTICLE 34

NO REPRESENTATIONS BY LANDLORD

Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

ARTICLE 35

CONSENTS, JUDICIAL DETERMINATION

35.01.              Wherever in this Lease it is provided that either party shall not unreasonably withhold or delay consent or approval, such consent or approval (hereinafter referred to collectively as “consent”) shall also not be unreasonably delayed. If a reply to a request for consent expressly granting or denying such consent is not given, the requested consent shall be deemed to have been denied.

35.02.              A determination by a court of competent jurisdiction in an action for declaratory judgment or such other action or proceeding as may be appropriate under the circumstances is herein referred to as a “Judicial Determination”.

35.03.              Any dispute between the parties hereto as to whether or not a matter or thing or the conduct of one of the parties hereto has been, or is, “reasonable” or “not unreasonable” as respects a matter covered by this Lease concerning which the word “reasonable” or “reasonably” or “not unreasonably” is used in this Lease to describe such matter, thing or conduct, shall be determined by Judicial Determination.

35.04.              The sole remedy to which either party shall be entitled as respects any dispute which is to be resolved by Judicial Determination pursuant to this Article shall be a judgment as to whether or not the matter, thing or conduct was not “reasonable” as respects the subject matter of such Judicial Determination. In no event shall either party hereto entitled to any money damages by reason of any claim that the other party acted unreasonably as respects any matter, thing or conduct with respect to which Judicial Determination is provided for in this Article and each party specifically waives the right to any such money damages or other remedies.

ARTICLE 36

SECURITY

36.01.              Tenant has deposited with Landlord the sum of $14,177.50 as security for the full and faithful performance and observance of Tenant of Tenant’s covenants and obligations under this Lease.  If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants and obligations under this lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may, but shall not be required to use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any fixed rent and additional rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.  If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of fixed rent beyond any applicable grace period.  Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the security deposited herein or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

36.02.              Landlord shall deposit the security in an interest bearing account in a New York bank and the interest earned thereon, less one (1%) percent of the principal of the security deposit which Landlord may retain as an administrative charge, shall be paid to Tenant annually, provided Tenant is not then in default.

36.03.              In lieu of the cash security deposit provided for in Sections 36.01 and 36.02 hereof, Tenant may deliver to Landlord, and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord in the amount of the required security deposit issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York.  Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof.  Except as otherwise provided herein, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Security Letter”) no later than forty-five (45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid.  If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 36.03, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.  To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 36, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank accompanied by a statement signed by an officer of Landlord that Tenant is in default under the Lease or that Tenant has failed to obtain a replacement of the Security Letter on a timely basis, as the case may be.

36.04.              In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any such which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

36.05.              In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security but does not terminate this Lease as provide in Article 18 hereof, Landlord may, in addition to exercising its rights as provided in subsection 36.02, retain the unapplied and unused balance of the principal amount of the security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Tenant is in default or for any such which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease.  In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required hereunder.

36.06.              In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord.  In the event of a sale of the Land and Building or leasing of the Building, landlord shall have the right to transfer any interest it may have in the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, provide such vendee or lessee assumes any responsibilities of Landlord with respect to such security, and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 37

MISCELLANEOUS

37.01.              Tenant shall have eight (8) listings on the Building’s tenant directory. If the capacity of said directory is expanded in the future, Tenant shall, to the extent practicable, be allowed to use a pro rata share of such expanded capacity. Any name changes after Tenant’s initial occupancy of the Demised Premises shall be at Tenant’s expense.

ARTICLE 38

ENVIRONMENTAL

38.01.              Tenant covenants and agrees with Landlord that:

(a)       Tenant will not suffer, cause or permit the treatment or disposal of Hazardous Substances (or as hereinafter defined) in, at, on or under the Building, Land or Demised Premises;

(b)       Tenant will not suffer, cause or permit the handling, use, processing or storage of Hazardous Substances in, at, on or under the Building or Demised Premises, except in accordance with proper housekeeping practices and in compliance with all Environmental Laws;

(c)       Tenant shall comply with all Environmental Laws in connection with its occupancy or use of the Demised Premises;

(d)       Tenant shall promptly notify Landlord in the event of the release, discharge, leak or spill of any Hazardous Substance in, at, on or under the Building, Land or Demised Premises; and

(e)       Tenant shall deliver promptly to Landlord (i) copies of any documents received from the United States Environmental Protection Agency or any other federal, state, county or municipal environmental, health or safety agency concerning Tenant’s business or operations in or at the Building and Demised Premises, and (ii) copies of any documents submitted by Tenant to the United States Environmental Protection Agency or any other federal, state, county or municipal environmental, health or safety agency concerning its business or operations in or at the Building or Demised Premises.

38.02.              The Tenant agrees to indemnify, defend, and hold harmless Landlord from and against any and all liabilities, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred by Landlord or any other person or entity as a result of the presence of, release of or threatened release of a Hazardous Substance on, in, under or near the Demised Premises by Tenant, except for such liability as shall be incurred as a result of the actions of Landlord. The liability of the Tenant to the Landlord under the covenants of this Section 38.03 shall survive termination of this Lease regardless of the means of such termination.

38.03.              (a) “Environment” includes any and all of the following: any water, including but not limited to, surface water, ground water, and water vapor, any land, including land surface and subsurface, stream sediments, air, fish, wildlife, plants, and all other natural resources and environmental media.

(b)       “Environmental Laws” means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

(c)       “Hazardous Substances” means, without limitation, any explosive, radon, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyl, petroleum and petroleum products, methane, hazardous material, hazardous waste, hazardous or toxic substance and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(14), or regulations adopted pursuant thereto.  Notwithstanding the foregoing, Hazardous Materials shall not include any such materials which are used in the ordinary course of Tenant’s business or the maintenance or repair of the Demised Premises, provided all such materials are used, stored and disposed of in accordance with applicable law, manufacturers specifications and industry standards.

ARTICLE 39

SUITES 1601 AND 1611

39.01               (a)  Landlord shall notify Tenant in writing (i) when it has received written notice that Lee Gross the tenant of Suite 1601 in the Building intends to vacate said space (“1601 Space”) or (ii) when it serves written notice on Lee Gross terminating its month-to-month tenancy or (iii) exercising any any cancellation right held by Landlord, in any future lease with Gross.  Landlord agrees that if it enters into any future lease with Gross such lease shall, inter alia, provide that Landlord has a right to cancel it on 90 days’ prior notice.  Such notice to Tenant shall include an offer by Landlord to rent the 1601 Space to Tenant at a rent which, if such notice is given in the first two years of the term of this Lease shall be at the rent stipulated in Section 3.01 hereof, and if at any time thereafter, shall be at the rent equal to the then fair market rent for said 1601 Space, and for a term that is co-terminus with the unexpired term of the Lease and otherwise on terms and conditions contained in Landlord’s then customary form of lease.  Thereafter, Tenant shall have 60 days from the date of such notice (as to which time period time shall be of the essence) to accept or decline such offer in writing and if Tenant declines such offer or it fails to timely respond Tenant shall have no further rights with respect to the 1601 Space and Landlord shall be free to rent to any other party on such terms and conditions as it deems advisable.

(b)  Upon 90 days prior written notice from Tenant, Landlord will exercise any rights it may have to terminate the tenancy or occupancy of Lee Gross as described in (ii) or (iii) of (a) this section 39.01, as the case may be, provided that Tenant contemporaneously with, and as a condition thereto, enters into a lease with Landlord for the 1601 Space effective upon Gross vacating it, at its then fair market rent, for a term co-terminous with the term of this Lease and otherwise on the terms and conditions of Landlord’s then customary form of lease.

Tenant acknowledges that Landlord will not have possession of the 1601 Space at the time such lease is executed, and may not obtain the same for an extended period of time. Tenant further acknowledges that in exercising its rights of cancellation pursuant to Tenant’s notice, Landlord is not making any representations or warranties as to when the 1601 Space will become vacant.

39.02       (a)  Landlord shall notify Tenant in writing when it intends to relocate the Building Superintendent from Suite 1611 in the Building (“1611” Space).  Such notice to Tenant shall include an offer by Landlord to rent the 1611 Space to Tenant at a rent which, if such notice is given in the first two years of the term of this Lease, shall be at the rent stipulated in Section 3.01 hereof, and if at any time thereafter, shall be at the rent equal to the then fair market rent for the 1611 Space and for a term co-terminus with the unexpired term of Lease and otherwise on terms and conditions contained in Landlord’s then customary form of lease.  Thereafter, Tenant shall have 60 days from the date of such notice (as to which time period time shall be of the essence) to accept or decline such offer and if it declines such offer it fails to timely respond Tenant shall have no further rights with respect to the 1611 Space and Landlord shall be free to rent to any other party on such terms and conditions as it deems advisable.

(b)       Upon 90 days prior written notice from Tenant, Landlord will exercise any rights it may have to terminate the tenancy or occupancy of the Superintendent in the 1611 Space, provided that Tenant contemporaneously with, and as a condition thereto, enters into a lease with Landlord for the 1611 Space effective upon the Superintendent vacating it, at its then fair market rent, for a term co-terminous with the term of this Lease and otherwise on the terms and conditions of Landlord’s then customary form of lease.

Tenant acknowledges that Landlord will not have actual possession of the 1611 Space at the time the lease is executed, and may not obtain the same for an extended period of time.

Tenant further acknowledges that in exercising its rights to terminate the tenancy or occupancy of the Superintendent pursuant to Tenant’s notice, Landlord is not making any representations or warranties as to when the 1611 Space will become vacant.

ARTICLE 40

RELOCATION

40.01       Landlord shall have the right at any time during the term of this Lease on 90 days prior written notice to Tenant, to relocate Tenant at Landlord’s expense from the Demised Premises and/or Suites 1601 and 1611 (as the case may be) to space in the Building comparable to the space Tenant then occupies but in no event below the eighth floor.  As used herein, “space in the Building comparable to the space Tenant then occupies” shall mean said relocation space shall include but not be limited to, the following to the extent it exists in the space Tenant is being moved from on the date of said relocation: moving existing furniture and equipment, installation of telephone and faxes, wiring for computers, carpeting and padding, blinds and window treatments, fresh painting and, if needed, touch-up plastering and wall papering, removal and relocation of built-in furniture, shelves and countertops to the extent any exists at the time of relocation.  In addition, Landlord will reimburse Tenant for new stationery not to exceed the sum of $700 and if at the time of said relocation Tenant is occupying the entire 16th Floor, said relocation space will be near the elevator provided Tenant at the time of relocation is the sole tenant of the 16th floor.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Landlord:	366 Madison, Inc.

	By:	/s/ [ILLEGIBLE]

Tenant:	Silipos, Inc.

	By:	/s/ Joel E. Bickel
		Name:	Joel E. Bickel
		Title:	Treasurer/CEO

Tenant’s Federal Identification No:
133489934

EXHIBIT A

1.             LANDLORD’S WORK

The Demised Premises shall be delivered to Tenant on the Commencement Date vacant, in broom clean and otherwise “as is” condition, except that Landlord, at its own cost and expense shall perform or cause to be performed the following work:

a.          Renovation of the common corridor in accordance with building standard.

b.         Painting of the bathrooms on the 16th floor and furnishing and installing new bulbs and light fixtures and new blinds in said bathrooms.

c.          Landlord will replace the light bulbs in Suite 1607.

d.         Landlord will caulk and fix the windows in the Demised Premises to make operable and will balance the air conditioning.

e.         Repair leaks in wall.

Landlord shall not perform any work in the Demised Premises except as set forth above.

2.             TENANT’S WORK

Tenant at its own cost and expense will timely alter, modify and construct the Demised Premises in accordance with the Preliminary Plans initialed by the parties hereto, dated 3/10/95 and in possession of Landlord (“Tenant’s Work”).

Tenant’s Work should be performed in compliance with the Preliminary Plans described below, if any, and in compliance with the provisions of this Lease including specifically Article 5 and Article 6.  Tenant may request Landlord or its contractor to construct Tenant’s Work.  In the event Tenant shall elect to hire an outside contractor, it shall bid the general contracting for such work to two duly licensed contractors approved by Landlord, which approval should not be unreasonably withheld, and shall request a similar proposal from Landlord’s contractor.  In the event the proposal by Landlord’s contractor shall be offered at a cost less than Tenant’s contractor, Tenant shall utilize Landlord’s contractor for the construction of Tenant’s Work in accordance with such proposal and the terms and conditions herein.

3.            LANDLORD’S CONTRIBUTION

Provided that Tenant is not in default hereunder, Landlord agrees to contribute to Tenant up to the sum of $35,489 (Thirty-five thousand four hundred eighty-nine dollars), hereinafter “Landlord’s Contribution” to be applied only towards Tenant’s Work.  Any cost or expense in excess of this amount shall be borne and paid for by Tenant.

(a)            As Landlord’s Contribution, Landlord will reimburse Tenant for sums actually incurred by Tenant in connection with Tenant’s Work in respect of Tenant’s initial occupancy (and not for any renovations or other substantial or material work after Tenant first occupies the Premises for business), provided, however, that (i) such reimbursement (hereinafter referred to as the “Construction Reimbursement”) shall in no event exceed the lesser amount of (x) the aggregate cost and expense actually incurred by Tenant in connection with Tenant’s Work, and (y) $35,489 and (ii) Tenant is not, at the time of such reimbursement, in breach or default (after notice and the expiration of any applicable cure period) under any of the monetary or material non-monetary terms, covenants, provisions or conditions of the Lease on its part to be observed, performed or complied with.

(b)             The Construction Reimbursement shall be made by Landlord in the following manner and subject to the following conditions:

(i)       Promptly upon completion of a portion of Tenant’s Work, Tenant shall submit to Landlord:

(w)      paid contractors’ invoices for all work done and all supplies furnished in connection with such Tenant’s Work; and

(x)         a detailed breakdown of the aggregate cost of all Tenant’s Work completed to date; and

(ii)      Not more frequently than twice during each thirty (30) day period after the commencement of Tenant’s Work, Tenant may submit to Landlord Tenant’s application for reimbursement of the Construction Reimbursement with respect to the portions of Tenant’s Work completed for the period prior to the submission of Tenant’s application for which Landlord has not paid Tenant a “Construction Payment” (as hereinafter defined), together with the items set forth in subparagraph (i) hereof (each such application, together with the items set forth in said subparagraph (i), being hereinafter referred to as a “Monthly Reimbursement Submission”) and, within ten (10) business days (as defined in the Lease) after Landlord receives a complete Monthly Reimbursement Submission, Landlord shall pay to Tenant that portion of ninety (90%) percent of the Construction Reimbursement reflected in such Monthly Reimbursement Submission (a “Construction Payment”), until ninety (90%) percent of the Construction Reimbursement has been paid.  The remaining ten (10%) percent of the Construction Reimbursement shall be paid to Tenant within fifteen (15) days after completion of the work. Notwithstanding anything contained herein to the contrary, in no event shall Tenant or any of its contractors be entitled to any payment pursuant to the terms of this subdivision (ii) or any reduction in fixed rent, or credit against, or application to, fixed rent, either (x) as long as Tenant shall then be in breach or default (after notice and the expiration of any applicable cure period) of any of the monetary or material non-monetary terms, covenants and conditions of the Lease on its part to observe, perform or comply with or (y) in excess of $35,489.00.

(c)             All of Tenant’s Work shall be performed subject to, and in accordance with, the terms, covenants, provisions and conditions of the Lease, and nothing herein contained shall be construed as a waiver by Landlord of its right to approve such work or a waiver of any of the other terms, covenants, provisions or conditions of the Lease relating thereto.

(d)            Landlord’s obligation to reimburse or pay the Construction Reimbursement shall benefit only Tenant, and neither such obligation nor any other provision hereof shall benefit any of Tenant’s contractors, subcontractors, laborers, suppliers or materialmen, or any other person or entity, or entitle any of the foregoing enforce any provision of this agreement against Landlord or any person or entity claiming by, through or under Landlord, including, without limitation, any of Landlord’s lenders.

4.             PRELIMINARY PLANS

Initialed by Landlord and Tenant dated 3/10/95 and in possession of Landlord.

EXHIBIT B

BASE BUILDING CLEANING SPECIFICATIONS
SCOPE OF WORK

A.         GENERAL OFFICE - NIGHTLY

1.             All composite or resilient flooring to be swept using approved dust-check type of mop.

2.             All carpeting and rugs to be vacuum cleaned.

3.             Hand dust all work areas and wipe clean all furniture, fixtures and window sills, doors, fire extinguisher, partitions, chairs, structural and built-in furniture, ledges up to height of five feet, wash sills when necessary.  Papers and folders not to be moved.

4.             Empty and clean all waste receptacles and remove waste paper and waste materials to designated area.

5.             Dust exterior of all waste disposal cans and baskets: damp-dust as necessary.

6.             Wash clean all water fountains and coolers.

GENERAL OFFICE - WEEKLY

7.             Hand dust all door and other ventilating louvers within reach, as necessary.

8.             Dust all vinyl or wood bases.

GENERAL OFFICE - MONTHLY

9.             Dust and vacuum all conditioning diffuses and return grills.

GENERAL OFFICE - QUARTERLY

10.           Do all high dusting which includes the following: all pictures, frames, charts, inside of all door jams, graphs and similar wall hangings not reached in nightly cleaning.

B.         GENERAL BUILDING RESTROOM SERVICES PUBLIC * - NIGHTLY

11.           Sweep and wash all lavatory floors using proper disinfectants.

12.           Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories and remove stains as required.

13.           Wash and disinfect all toilet seats.

14.           Empty paper towel receptacles and transport wastepaper to designated area.  Towels, toilet tissue and soap to be restocked and supplied by Contractor.

15.           Wash and polish all mirror, dispensers, faucets, flushometers and brightwork with non-scratch disinfectant cleaner.  Wipe dry all sinks.

16.           Empty sanitary disposal receptacles.

17.           Restock all sanitary napkins and tampon dispensers from Contractor’s stock, as required.  Supplies for and proceeds from this service are the sole responsibility of the Janitorial Contractor. Maintenance and repair of the machine shall be of the Owner.

GENERAL BUILDING RESTROOM SERVICES PUBLIC - WEEKLY

18.           Dust all low reach areas.

GENERAL BUILDING RESTROOM SERVICES PUBLIC - MONTHLY

19.           Thoroughly wash all wall tile, stall surfaces and counters.

GENERAL BUILDING RESTROOM SERVICES PUBLIC - QUARTERLY

20.           Dust all high reach areas including, but not limited to, mirror tops, partition tops and edges, air conditioning diffuses and return air grills.

* -           Cleaning solution must not contain chlorinated bleach or dyes.

WINDOW CLEANING

SEMI ANNUALLY

A.                          Exterior Window Cleaning.

Clean all exterior windows inside and out.

EXHIBIT C

RULES AND REGULATIONS

I.              Except as contemplated in the Lease, Tenant shall not:

1.             Obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the Demised Premises, or use any of them for any purposes other than for ingress and egress to and from the Demised Premises;

2.             Attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, window sills or peripheral air conditioning enclosures;

3.             Attach to, hang on, or use in connection with, any exterior window or entrance door of the Demised Premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord;

4.             Place or leave any door mat or other floor covering in any area outside of the Demised Premises;

5.             Exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the Demised Premises), or in the Demised Premises if visible from the outside, without Landlord’s approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each and/or in or on the walls of the elevator lobby serving the Demised Premises, subject to Landlord’s reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work;

6.             Cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building;

7.             Place in, attach to, put in front of, or affix to any part of the exterior of, the Building or any of its halls, doors, corridors or vestibules, outside of the Demised Premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles;

8.             Except in the normal decoration of the interior of the Demised Premises, mark, paint, drill into, or in any way deface, any part of the Building or the Demised Premises or cut, bore or string wires therein (other than telephone, communications, computer, office automation and other wiring required in connection with Tenant’s business equipment);

9.             Permit or allow bicycles, vehicles or animals of any kind to be brought into or kept in or about the Building or the Demised Premises;

10.           Make, permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises;

11.           Bring into or keep on any part of the Demised Premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance other than as required in connection with normal use of Tenant’s equipment and where safeguarded as required by law;

12.           Place upon any of the doors or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts;

13.           Remove, or carry into or out of the Demised Premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time;

14.           Use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside;

15.           Engage or pay any employees on the Demised Premises except those actually working for the Tenant in the Demised Premises, or advertise for laborers giving the Demised Premises as an address;

16.           Obtain, permit or allow in the Building the purchase, or acceptance for use in the Demised Premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such vending machines at such places within the Building and under such reasonable requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that same is provided solely for the use of Tenant’s employees and invitees and not for resale and the charges for such items and services such persons are not excessive;

17.           Close and leave the Demised Premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights;

18.           Permit entrance doors to the Demised Premises to be left open at any time or unlocked when the Demised Premises are not in use;

19.           Encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the Demised Premises;

20.           Use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators;

21.           Cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the Demised Premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances;

22.           Create or permit a public or private nuisance;

23.           Throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways of the Building;

24.           Lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by the Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited;

25.           Use, allow or permit the passenger elevators to be used by Tenant’s working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the Demised Premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant;

26.           Request any of Landlord’s agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager;

27.           Invite to the Demised Premises or the Building, or permit the visit of, persons in such numbers or under such conditions as unreasonably to interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof;

28.           Use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use except for use of stairways between the floors of the Demised Premises for access purposes as long as permitted by law;

29.           Employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld;

30.           Install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the Demised Premises; or

31.           Use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, and shall not allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein.

II.            Tenant shall:

1.             Pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the Demised Premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease;

2.             Upon the termination of this Lease, turn over to Landlord all keys either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the Demised Premises or the Building and, in the event of the loss of any such keys, pay to Landlord the cost of procuring same;

3.             Subject to the provisions of Article 28 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease;

4.             Request Landlord to furnish passes to persons whom Tenant desires to have access to the Demised Premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes;

5.             Furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the Rent) at Tenant’s expense for the employees of Landlord or Landlord’s contractors while doing janitorial or other cleaning services or while making repairs or alterations in the Demised Premises;

6.             Apply at the office of the Building’s manager with respect to all matters and requirements of Tenant which require the attention of Landlord, its agents or any of its employees;

7.             Pay Landlord reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the Demised Premises and public corridors, if any; and

8.             Pay Landlord’s reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the Demised Premises or when significant quantities of furniture or other materials are being brought into or removed from the Demised Premises.

III. Landlord shall:

1.             Have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building other than through the separate entrances to the Ground Floor and Lower Level and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided for by this Lease;

2.             Have the right to require any person leaving the Demised Premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant;

3              In no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the Demised Premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease;

4.             Have no liability or responsibility for the protection of any of Tenant’s property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord’s failure to enforce, in any particular instance, or generally, any of Landlord’s rights;

5.             Have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord;

6.             Furnish passes to persons for whom Tenant requests same;

7.             Have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building; and

8.             Have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6, or 7 of these Rules and Regulations without any right of Tenants to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

EXHIBIT D

The portion of the Building demised exclusively to Tenant pursuant to this Lease is a portion of the sixteenth floor consisting of 3,180 rentable square feet.

EXHIBIT E

STATEMENT SPECIFYING COMMENCEMENT DATE

It is agreed between the parties herein that, notwithstanding anything to the contrary entered in the Lease, the actual Commencement Date of this Lease is                                                          , 1995.

Landlord:	366 Madison, Inc.

By:

Tenant:	Silipos, Inc.

By:

LEASE MODIFICATION AND EXTENSION AGREEMENT

THIS AGREEMENT, dated as of November 1, 1995, between 366 MADISON, INC., a New York Corporation having an office c/o The Galbreath Company, L.P., 437 Madison Avenue, New York, New York 10022, (“Landlord”), and SILIPOS, INC., having an office at 366 Madison, New York, New York 10017 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a lease dated as of April 25, 1995, ( the “Lease”), for premises located on a portion of the 16th floor (“Premises”) of the building at 366 Madison Avenue, New York, New York (“Building”); which Lease expires pursuant to its terms on June 30, 2000; and a photocopy of said Lease is annexed hereto and made a part hereof as Exhibit 1; and

WHEREAS, Tenant is currently in possession of the Premises pursuant to the Lease, wishes to lease additional space on the 16th floor of the Building, known as Suite 1611, (the “1611 Space”) and wishes to remain in occupancy of the Premises from and from and after the expiration of the term of the Lease on the same terms and conditions as set forth in the Lease, except as otherwise provided herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease and extend the term thereof, both effective November 1, 1995.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Landlord and Tenant, effective November 1, 1995, agree as follows:

1.             Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord the 1611 Space, as more particularly described in Exhibit 2 hereto, for a term of five (5) years and two (2) months commencing November 1, 1995.  The term “Demised Premises” shall, effective November 1, 1995, include the 1611 Space.  The date “June 30, 2000” in Section 1.02 of the Lease is deleted and the date “December 31, 2000” is inserted in its place, so that the Lease Expirations Date shall be December 31, 2000, or such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provision of the Lease or pursuant to law.

2.             Section 2.01(b) of the Lease is hereby deleted and the following substituted in its place: “ ‘ERIF’ (as defined in Article 23) shall mean $9,803.75”.

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3.             Section 3.01(a) of the Lease is amended to read as follows:

“(a) an annual fixed rent (hereinafter called the ‘fixed rent’) at the rate of

Period	Per Annum	Per Month

11/1/95 - 1/31/96	$81,885.00	$6,823.75
2/1/96 - 6/30/97	91,798.75	7,649.90
7/1/97 - 12/31/00	95,363.75	7,946.98

which fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease; plus”

4.             Section 4.01(e) of the Lease is deleted and the following substituted in its place:  “Tenant’s Proportionate Share shall mean 3.73%;”.

5.             Section 4.01(i) of the Lease is deleted and the following substituted in its place:  “Labor Factor shall mean 3565;”.

6.             Article 5 of the Lease is amended by adding thereto the phrase “and/or Tenant’s 1611 Space Work” to the phrase “Tenant’s Work” wherever the same shall appear therein.  Landlord shall contribute up to $4,296.60 as Landlord’s Contribution for Tenant’s 1611 Space Work provided Tenant shall otherwise comply with item 3 of Lease Exhibit A.

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7.             The Security Deposit set forth in Article 36 of the Lease of $14,177.50 is hereby deleted and the sum of $15,893.96 is inserted in its place.

8.             Article 37 of the Lease is amended by increasing Tenant’s listings on the Building’s tenant directory from eight (8) to ten (10).

9.             Section 39.01 of the Lease is amended by changing the words “first two years” on line 12 thereof to “first two and one half (2 1/2) years”.

10.           Tenant covenants, represents and warrants that Tenant has had no dealing or negotiations with any broker or agent other than The Galbreath Company, L.P. (“Broker”) in connection with the consummation of this Agreement.  Landlord shall pay Broker its commission pursuant to a separate agreement.  Tenant shall pay, hold harmless, and indemnify Landlord from and against any and all cost, expense (including attorneys’ fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder), or liability for any commissions, compensation, or charges claimed by any broker or agent (other than Broker) with respect to this Agreement or its negotiation.

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11.           This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

12.           This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Agreement to Tenant.

13.           Except as specially modified by this Agreement, the provisions of the Lease are confirmed and approved and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

366 MADISON, INC.

By:	/s/ [ILLEGIBLE]

SILIPOS, INC.

By:	/s/ Joel E. Bickel
	Name:	Joel E. Bickel
	Title:	President

Tenant’s Federal I.D. #: 13-3489934

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SECOND LEASE MODIFICATION AND EXTENSION AGREEMENT

THIS AGREEMENT, dated as of December 16, 1997, between 366 MADISON, INC., a New York corporation having an office c/o The Galbreath Company, L.P., 437 Madison Avenue, New York, New York 10022, (“Landlord”), and SILIPOS, INC., having an office at 366 Madison Avenue, New York, New York 10017 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a lease dated as of April 25, 1995 (the “Original Lease”), and a Lease Modification and Extension Agreement dated as of November 1, 1995 (the “First Modification”) (the Original Lease, as modified and amended by the First Modification, shall be referred to herein as the “Existing Lease”), for premises, located on a portion of the 16th floor (the “Existing Space”) of the building at 366 Madison Avenue, New York, New York (the “Building”); which Existing Lease expires pursuant to its terms on December 31, 2000; and a photocopy of said Existing Lease is annexed hereto and made a part hereof as Exhibit 1; and

WHEREAS, Tenant is currently in possession of the Existing Space pursuant to the Exiting Lease, wishes to lease the balance of the 16th floor of the Building, consisting of approximately 1,463 rentable square feet (the “Additional Space”), and wishes to remain in occupancy of the Existing Space from and after the expiration of the term of the Existing Lease on the same terms and conditions as set forth in the Existing Lease, except as otherwise provided herein; and

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WHEREAS, Landlord and Tenant desire to amend the Existing Lease and extend the term thereof, both effective on the date Lee Gross or her successors and/or assigns (“Gross”), the existing tenant of that portion of the Additional Space known as Suite 1601 (the “1601 Space”), surrenders possession of the 1601 Space (the “Extension Commencement Date”), as evidenced by either (i) a court order or other document requiring Gross to vacate the 1601 Space on a certain date, or (ii) a lease surrender agreement or similar document executed by Gross and indicating the date of such surrender (any of the documents set forth in (i) or (ii) above shall be referred to as the “Surrender Document”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Landlord and Tenant, effective on the Extension Commencement Date, agree as follows:

1.             The foregoing “WHEREAS” recitals are incorporated into this Agreement by this reference.

2.             Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord the Additional Space, as more particularly described in Exhibit 2 attached hereto and made a part hereof, for a term of ten (10) years commencing on the Extension Commencement Date.  The term “Demised Premises” shall, effective on the Extension Commencement Date, include the Additional Space.  The term “Lease” shall, effective on the Extension Commencement Date, mean the Existing Lease as modified and extended by this Second Lease Modification and Extension Agreement.  The date “December 31, 2000” in Paragraph 1 of the First Modification, modifying Section 1.02 of the Original Lease, effective on the Extension Commencement Date, is deleted and the following is inserted in its place:  “which is the last day of the calendar month in which occurs the tenth (10th) anniversary of the Extension Commencement Date”, so that the Lease Expiration

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Date shall be that date which is the last day of the calendar month in which occurs the tenth (10th) anniversary of the Extension Commencement Date, or such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provision of the Lease or pursuant to law.

3.             At the request of either party, Landlord and Tenant shall execute a written agreement confirming the Extension Commencement Date, but the failure of either party to execute such written confirmation shall not affect the validity of the Extension Commencement Date as evidenced by the Surrender Document.

4.             Until the Extension Commencement Date, the terms and provisions of the Existing Lease, unmodified by this Agreement, shall remain in full force and effect.

5.             Tenant acknowledges that Landlord will not have possession of the 1601 Space at the time this Agreement is executed, and may not obtain the same for an extended period of time.   Tenant further acknowledges that Landlord is not making any representations or warranties as to when the 1601 Space will become vacant.

6.             Notwithstanding anything to the contrary contained herein, if Gross has not surrendered possession of the 1601 Space by 11:59 pm on July 31, 1998 (the “Cancellation Date”), then, at Tenant’s option, upon written notice delivered to Landlord on or before September 30, 1998 (provided Gross has not theretofore surrendered possession of the 1601 Space), this Agreement shall as of the Cancellation Date be deemed null and void and without further force or effect.  In such event, the Additional Security (as defined in Paragraph 14 hereof), and any interest earned thereon, shall be returned to Tenant by Escrow Agent in accordance with the provisions of Paragraph 14 hereof.

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7.             Paragraph 2 of the First Modification is deleted and the following substituted in its place:  “Section 2.01(b) of the Original Lease is hereby deleted and the following substituted in its place:  ‘ERIF’ (as defined in Article 23) shall mean $13,827.00.

8.             Paragraph 3 of the First Modification is deleted and the following substituted in its place:  “The introductory paragraph and paragraph (a) of Section 3.01 of the Original Lease are amended to read as follows:

3.01         Subject to Section 5.02, the rent reserved under this Lease (hereafter called the “rent”), for the term hereof, shall, with respect to that portion of the Demised Premises defined as the Existing Space, commence on the Extension Commencement Date, and with respect to that portion of the Demised Premises defined as the Additional Space, commence sixty (60) days after “substantial completion” of Tenant’s Work for which Tenant is receiving Landlord’s Contribution, as so set forth in Exhibit A. “Substantial completion” shall be certified to by Tenant’s contractor, but in all events rent as to the Additional Space shall commence 120 days from the Extension Commencement Date.  The aforesaid dates are hereinafter collectively called the “Rent Commencement Date” and rent shall be and shall consist of:

(a) (i)  with respect to the Existing Space, an annual fixed rent (hereinafter called the “Existing Space Fixed Rent”), including that share of the ERIF allocated to the Existing Space, at the rate of

Period	Per Annum	Per Month

Extension Commencement Date–12/31/00	$95,363.75	$7,946.98

1/1/01–12/31/03	$106,058.75	$8,838.23

1/1/04–Expiration Date	$109,623.75	$9,135.31

(ii)  with respect to the Additional Space, an annual fixed rent (hereinafter called the “Additional Space Fixed Rent”), including that share of the ERIF allocated to the Additional Space, at the rate of

Period	Per Annum	Per Month

Extension Commencement Date–12/31/00	$40,598.25	$3,383.19

1/1/01–12/31/03	$43,524.25	$3,627.02

1/1/04–Expiration Date	$44,987.25	$3,748.94

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(the Existing Space Fixed Rent and the Additional Space Fixed Rent shall hereinafter collectively be referred to as the “fixed rent”) which fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease (except as stated below); commencing on the Rent Commencement Date and each and every month thereafter; plus”.

9.             Section 4.01(b) of the Original Lease is deleted.

10.           Section 4.01(c) of the Original Lease is deleted and the following substituted in its place: “‘Base Tax’ shall mean the Taxes payable (as finally determined if contested) for the 1998/99 fiscal tax year of The City of New York;”.

11.           Paragraph 4 of the First Modification is deleted and the following substituted in its place:  “Section 4.01(e) of the Original Lease is deleted and the following substituted in its place:  ‘Tenant’s Proportionate Share shall mean 5.25%;’”.

12.           Section 4.01(g) of the Original Lease is deleted and the following substituted in its place: “‘Base Labor Rate’ shall mean the Labor Rate in effect on January 1, 1998;”.

13.           Paragraph 5 of the First Modification is deleted and the following substituted in its place:  “Section 4.01(i) of the Original Lease is deleted and the following is substituted in its place: ‘Labor Factor shall mean 5028;’”.

14.           The Security Deposit set forth in Article 36 of the Original Lease, as modified by the First Modification, of $15,893.96 is hereby deleted and the sum of $21,989.79 is inserted in its place.  Tenant shall pay to Landlord’s attorney (the “Escrow Agent”) on the execution of this Agreement the sum of $6,095.83 as additional security (the “Additional Security”) to be held in trust in a special, interest-bearing account under the exclusive control of Escrow Agent, subject to the provisions

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of this paragraph 14.  On receipt by Escrow Agent of a statement or statements executed by each of Landlord, its successors or assigns, and Tenant, its successors or assigns, on or after the Extension Commencement Date, that Gross has vacated the 1601 Space, Escrow Agent shall promptly deliver (i) the Additional Security to Landlord and (ii) any interest earned on the Additional Security to Tenant.

Notwithstanding the foregoing, on receipt by Escrow Agent of a statement executed by one of the parties herein (Landlord, Tenant or their successors or assigns) on or after the Cancellation Date that this Agreement has become null and void, Escrow Agent shall, within five (5) business days, deliver a copy of said statement to the other party and return said Additional Security, and any interest earned thereon, to Tenant on the tenth (10th) business day after receipt by Escrow Agent of said statement unless Escrow Agent, prior to such return, receives from the other party a statement contesting the accuracy of the requesting party’s statement and demanding retention of said Additional Security, and any interest earned thereon, by Escrow Agent. On receipt of such a statement demanding retention, Escrow Agent shall then release the Additional Security, and any interest earned thereon, only on receipt of a statement executed by both parties directing the release of the Additional Security, and any interest earned thereon.

Notwithstanding anything herein to the contrary, Escrow Agent may at any time and with notice to the parties, surrender the Additional Security, and any interest earned thereon, to a court of competent jurisdiction for such disposition as may be directed by such court.

Upon delivery of the Additional Security to either party, and any interest earned on the Additional Security to Tenant, or

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delivery of the Additional Security, and any interest earned thereon, to a court of competent jurisdiction under and pursuant to the provisions of this Paragraph 14, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to, or arising out of, the Additional Security, and any interest earned thereon, and any and all of its obligations arising therefrom.

Escrow Agent, in connection with its performance in such capacity, shall not be liable to either party. In addition, it is agreed that any and all escrow deposits, whether of the Additional Security hereunder or for any other purpose thereafter paid hereunder to the Escrow Agent, are being made for the accommodation of the parties hereto and Escrow Agent shall be deemed to be a stakeholder only. In the event any litigation should arise between the parties to this Agreement concerning any such escrow deposit, then the parties hereto do severally and jointly agree to indemnify and save harmless Escrow Agent from the payment of any costs or any other expense that may be involved in said litigation. Escrow Agent may continue to represent the Landlord in connection with any litigation.

Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Additional Security, and any interest earned thereon, or any other escrow deposit by reason of the insolvency or failure of the institution or depository with which the escrow account is maintained.  Landlord and Tenant agree that Escrow Agent shall not be responsible as to the selection of the bank or trust company with which the escrow account is maintained.

15.           Article 37 of the Original Lease, as modified by the First Modification, is amended by increasing Tenant’s listings on the Building’s tenant directory from ten (10) to sixteen (16).

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16.           Article 39 of the Original Lease is deleted in its entirety.

17.           The last sentence of Section 6.05 (i) of Article 6 of the Original Lease is deleted.

18.           Exhibit A of the Original Lease is modified as set forth below:

(a)            Section 1 is deleted in its entirety and the following substituted in its place:

1.              LANDLORD’S WORK

The Additional Space shall be delivered to Tenant on the Extension Commencement Date vacant, in broom clean and otherwise “as is” condition, except that Landlord, at its own cost and expense shall perform or cause to be performed the following work in the Additional Space:

a.             Make all windows operable.

b.             Install locks where necessary.

Landlord shall not perform any work in the Demised Premises except as set forth above.

(b)           The words “Demised Premises” in the second line of the first paragraph of Section 2 are deleted and the following substituted in its place:  “Additional Space”.

(c)            The date “3/10/95” in the third line of the first paragraph of Section 2 is deleted and the following substituted in its place:  “11/26/97”.

(d)           The language “$35,489 (Thirty-five thousand four hundred eighty nine dollars)” beginning on the second line of the first paragraph of Section 3 is deleted and the following substituted in its place:  “$70,000 (Seventy Thousand Dollars)”.

(e)            The words “of the Additional Space” are inserted in the fourth line of Sub-section (a) of Section 3 immediately following the word “occupancy”.

(f)            The word “Demised” is inserted in the sixth line of Sub-section (a) of Section 3 immediately before the word “Premises”.

(g)           The dollar amount of “$35,489” in the twelfth line of Sub-section (a) of Section 3 is deleted and the following substituted in its place:  “$70,000”.

(h)           The dollar amount of “$35,489.00” in the last line of Sub-section (b)(ii) of Section 3 is deleted and the following substituted in its place:  “$70,000.00”.

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(i)            The word “to” is inserted in the seventh line of Sub-section (d) of Section 3 immediately before the word “enforce”.

(j)            The date “3/10/95” in Section 4 is deleted and the following substituted in its place:  “11/26/97”.

(k)           The following Section 5 is added to Exhibit A of the Original Lease;

5.             LANDLORD’S ARCHITECTURAL CONTRIBUTION

In addition to Landlord’s Contribution as set forth in Section 3 of this Exhibit A, provided that Tenant is not in default hereunder, Landlord agrees to contribute to Tenant an amount (hereinafter “Landlord’s Architectural Contribution”) to be applied only towards the architectural expenses actually incurred by Tenant in connection with the Additional Space in respect of the architectural work contemplated in the Preliminary Plans initialed by the parties hereto, dated 11/26/97 and in possession of Landlord (the “Architectural Work”) (and not for any architectural work required as the result of renovations or other work not contemplated in the aforesaid Preliminary Plans).  Any cost or expense incurred for any architectural work required as the result of renovations or other work not contemplated in the aforesaid Preliminary Plans or as a result of any material or substantial change to the aforesaid Preliminary Plans shall be borne and paid for by Tenant.

(a)             As Landlord’s Architectural Contribution, Landlord will pay for sums actually incurred by Tenant in connection with the Architectural Work, provided, however, that Tenant is not, at the time of such Landlord’s Architectural Contribution, in breach or default (after notice and the expiration of any applicable cure period) under any of the monetary or material non-monetary terms, covenants, provisions or conditions of the Lease on its part to be observed, performed or complied with.

(b)             Subject to the conditions hereof, the Landlord’s Architectural Contribution shall be made by Landlord, after completion of Tenant’s Work, upon submission to Landlord of invoices by the architect for the Architectural Work.

(c)             Landlord’s obligation to pay the Landlord’s Architectural Contribution shall benefit only Tenant, and neither such obligation nor any other provision hereof shall benefit any of Tenant’s contractors, subcontractors, laborers, suppliers or materialmen, or any other person or entity, or entitle any of the foregoing to enforce any provision of this agreement against Landlord or any person or entity claiming by, through or under Landlord, including, without limitation, any of Landlord’s lenders.

19.           Tenant covenants, represents and warrants that Tenant has had no dealing or negotiations with any broker or agent other than The Galbreath Company, L.P. (“Broker”) in connection with the consummation of this Agreement.  Landlord shall pay Broker its commission pursuant to a separate agreement.  Tenant shall

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pay, hold harmless, and indemnify Landlord from and against any and all cost, expense (including attorneys’ fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder), or liability for any commissions, compensation, or charges claimed by any broker or agent (other than Broker) with respect to this Agreement or its negotiation.

20.           This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

21.           This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Agreement to Tenant.

22.           Except as specifically modified by this Agreement, the provisions of the Existing Lease are confirmed and approved and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

366 MADISON, INC.

By:	/s/ [ILLEGIBLE]

SILIPOS, INC.

By:	/s/ Joel E. Bickel
Name: JOEL E. BICKEL
Title: CHM/CEO

Tenant’s Federal I.D. #: 13-3489934

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